SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 22, 2014
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Law Offices of Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954

April 18, 2014

I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Heidrick & Struggles International, Inc.

Enclosed you will find a notice detailing the items of business expected to come before the meeting, our Proxy Statement, a form of Proxy Card and a copy of our 2013 Annual Report. The meeting will be held on May 22, 2014 at 9:00 a.m. Eastern Daylight Time at the Law Offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, NY 10017-3954.

Your vote is very important to us. Whether or not you plan to attend the meeting in person we hope that your shares are represented and voted at the Annual Meeting.

Thank you for your investment in and continued support of our Company. I am optimistic about our future and proud to be part of an organization that has talented and dedicated people thoroughly committed to the success of our clients, our company and your investment. I look forward to welcoming many of you to our Annual Meeting.

Sincerely,

Tracy R. Wolstencroft

President and Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	May 22, 2014 at 9:00 a.m. Eastern Daylight Time

Place:	Law Offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, NY 10017-3954

Items of Business:

•       Election to our Board of Directors of 3 director nominees named in the attached Proxy Statement for a three-year term expiring in 2017.

•       An advisory vote to approve executive compensation (say on pay).

•       Approval of an amendment to the 2012 GlobalShare Plan to increase available shares.

•       Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year.

•       Transaction of such other business as may properly come before our 2014 Annual Meeting of Stockholders.

Record Date:	The record date for the determination of the stockholders entitled to vote at our Annual Meeting, or any adjournments or postponements thereof, was the close of business on April 1, 2014.

How you can Vote:

•       VIA THE INTERNET—Visit the website listed on your Proxy Card.

•       BY TELEPHONE—Call the telephone number listed on your Proxy Card.

•       BY MAIL—Sign, date and return your Proxy Card in the enclosed envelope.

•       IN PERSON—By attending the meeting.

A stockholder list will be available at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, beginning May 9, 2014 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 1, 2014, for any purpose germane to the Annual Meeting.

If you plan to attend the Annual Meeting, please bring proof of your ownership of Heidrick & Struggles common stock as of April 1, 2014 and valid picture identification.

Enclosed please find our Proxy Statement, Proxy Card and a copy of our Annual Report for the year ended December 31, 2013.

Sincerely,

Stephen W. Beard

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you attend the meeting, we encourage you to consider the matters presented in the Proxy Statement and vote as soon as possible through any of the methods referenced above.

ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement contains information about the matters to be voted on at our 2014 Annual Meeting of Stockholders (Annual Meeting) as well as other information about Heidrick & Struggles International, Inc. (Heidrick, or our Company) and our corporate governance. Enclosed with this Proxy Statement you also will find a:

•	proxy card (Proxy Card) explaining how you can cast your vote with regard to each matter to be voted on at our Annual Meeting; and

•	2013 Annual Report containing important information regarding our Company’s recent performance.

We encourage you to carefully read this Proxy Statement in its entirety before voting. The approximate date on which this Proxy Statement and accompanying materials are first being sent to holders of Heidrick common stock (Common Stock) is April 18, 2014.

Time, Date and Place of Annual Meeting

The meeting will be held on May 22, 2014 at 9:00 a.m. Eastern Daylight Time at the Law Offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, NY 10017-3954. Only common stockholders and their duly appointed legal proxies who present the required identification and proof of stock ownership as of the record date will be admitted to the meeting. If you need directions to the Annual Meeting, please contact Heidrick’s Investor Relations Officer at 1-312-496-1200.

This Proxy Statement

Heidrick’s Board of Directors (Board) is furnishing you with this Proxy Statement in order to solicit your proxy for the Annual Meeting and at any adjournment thereof. A proxy is your direction to another person to vote your shares. When you sign the enclosed Proxy Card, you will appoint certain members of our management to vote your shares at the Annual Meeting in the manner you instruct. Even if you plan to attend the Annual Meeting, you should complete, sign and return your Proxy Card in advance.

The Company has retained Alliance Advisors, L.L.C. (Alliance) to aid in the solicitation of proxies. We will pay Alliance $9,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. If the Company requests banks, brokers or other stockholder nominees to solicit proxies from beneficial owners of shares held in “street name” (as described below), the Company will reimburse them for their reasonable out-of-pocket expenses. We may also use our officers and other employees to solicit proxies from stockholders and will pay all costs associated with the solicitation.

Matters to Be Voted on at the Annual Meeting

The following are the matters to be voted on at our Annual Meeting, along with the voting recommendation of our Board and the page in this Proxy Statement where you can find additional information regarding the matter.

Matters Requiring Stockholder Action	Board Voting Recommendation	For More Details see Page
Election of Directors (Item 1 on the Proxy Card)	For Each Nominee	5

Advisory Vote to Approve Executive Compensation (Item 2 on the Proxy Card)	For	19 and 45

Approval of Amendment to the 2012 GlobalShare Plan (Item 3 on the Proxy Card)	For	46

Ratification of Independent Auditors (Item 4 on the Proxy Card)	For	57

If you return and complete your proxy by indicating how you would like your shares to be voted at the Annual Meeting, your shares will be voted in accordance with your instructions. If you return your proxy but do not indicate how you would like your shares voted, they will be voted in accordance with the Board’s recommendations above. Stephen Beard, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary and Cynthia Lance, Senior Vice President, Deputy General Counsel and Assistant Secretary will be attorneys-in-fact for all returned proxies.

Voting on Annual Meeting Matters

You are entitled to vote or direct the voting of your shares at the Annual Meeting if you were a stockholder of record at the close of business on April 1, 2014, the record date (Record Date) for the Annual Meeting. On that date, there were approximately 18,206,181 shares of Heidrick Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by approximately 3,100 stockholders of record.

If you are a stockholder of record you may cast your vote in one of four ways:

•	Via the Internet—Visit the website listed on your Proxy Card.

•	By Telephone—Call the telephone number listed on your Proxy Card.

•	By Mail—Sign, date and return your Proxy Card in the enclosed envelope.

•	In Person—By attending the meeting.

If you attend the Annual Meeting, you may vote in person even if you have previously completed your proxy by mail, telephone or via the Internet. A list of the shareholders of record as of April 1, 2014 will be available for inspection during ordinary business hours at our headquarters at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, from May 9, 2014 to May 21, 2014, as well as at our Annual Meeting.

“Stockholders of Record” and Beneficial Owners of Shares held by Brokers in “Street Name”

If you hold Common Stock that is registered in your name through our transfer agent (Computershare Trust Company NA) as of the Record Date, you are a “stockholder of record”. However, if you hold shares of our Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record. Rather, you are a stockholder whose shares are held in “street name.” Your broker, bank, or other nominee is considered the stockholder of record, and you are considered the “beneficial owner” of the shares.

We sent copies of our proxy materials directly to all stockholders of record. If you are a beneficial owner whose shares are held in “street name”, these materials were sent to you by the bank, broker or similar institution through which you hold your shares. As the beneficial owner, you can direct your institution as to how you would like your shares voted at the Annual Meeting, and it is obligated to provide you with voting instruction.

Voting of Shares held in “Street Name”

If you are a beneficial owner of shares held in “street name”, you must give the institution that holds your shares instructions on how you would like your shares voted. If that organization does not receive voting instructions from you, how your shares will be voted (if at all) will depend on the type of proposal. Institutions are not authorized to vote your “street name” shares for Items 1, 2 or 3 (uncontested elections of directors, advisory vote to approve executive compensation and the amendment to our 2012 GlobalShare Plan) without instructions from you. Institutions may vote your “street name” shares for Item 4 (ratification of independent auditors) at their discretion even if you do not provide voting instructions.

If you do not provide specific instructions to your institution as to how to vote your “street name” shares for Items 1, 2 and 3, your institution will not be able to vote those shares and a “broker non-vote” will occur.

Matters Requiring Stockholder Action	Brokers may vote shares without instructions from beneficial owner	Effect of broker “non-votes”	Effect of abstentions
Election of Directors (Item 1 on the Proxy Card)	No	Will not affect the outcome of the election of directors.	Will not affect the outcome of the election of directors.

Advisory Vote to Approve Executive Compensation (Item 2 on the Proxy Card)	No	Will not affect the outcome of the vote on this matter.	Will have the same effect as a vote against the matter.

Approval of Amendment to the 2012 GlobalShare Plan (Item 3 on the Proxy Card)	No	Will not affect the outcome of the vote on this matter.	Will have the same effect as a vote against the matter.

Ratification of Independent Auditors (Item 4 on the Proxy Card)	Yes	N/A	Will have the same effect as a vote against the matter.

Required Vote for Annual Meeting Matters

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock on the Record Date, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes. The following table summarizes the votes required for passage of each matter requiring stockholder action at the Annual Meeting.

Matters Requiring Stockholder Action	Vote Required
Election of Directors (Item 1 on the Proxy Card)

You may vote FOR or AGAINST any or all director nominees, or you may ABSTAIN as to one (or more) director nominee. A plurality vote of all votes cast is required for the election of directors. Therefore, the three nominees for director who receive the most votes will be elected.

Any nominee who receives a greater number of votes “withheld” from his election than votes “for” his election will tender his resignation to the Board for consideration, and our Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the resignation. The Board will consider the recommendation and publicly disclose its decision and the rationale behind it promptly.

Advisory Vote to Approve Executive Compensation (Item 2 on the Proxy Card)	You may vote FOR or AGAINST this Item or you may ABSTAIN. A majority of the shares present in person or represented by proxy and entitled to vote on the matter must be voted FOR the Item in order for it to pass.

Approval of Amendment to the 2012 GlobalShare Plan (Item 3 on the Proxy Card)	You may vote FOR or AGAINST this Item or you may ABSTAIN. A majority of the shares present in person or represented by proxy and entitled to vote on the matter must be voted FOR the Item in order for it to pass.

Ratification of Independent Auditors (Item 4 on the Proxy Card)	You may vote FOR or AGAINST this Item or you may ABSTAIN. A majority of the shares present in person or represented by proxy and entitled to vote on the matter must be voted FOR the Item in order for it to pass.

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at our Annual Meeting, and will act as the independent inspector of election for the Annual Meeting. We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be posted on our website.

Revoking a Proxy

You can revoke your proxy at any time before it is voted at our Annual Meeting, subject to the voting deadlines that are described on the Proxy Card or voting instruction form, as applicable. You can revoke your vote:

•	By voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);

•	By signing and returning a new Proxy Card with a later date;

•	By obtaining a “legal proxy” from your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold shares; or

•	By attending our Annual Meeting and voting in person.

You may also revoke your proxy by giving written notice of revocation to our General Counsel and Secretary, Stephen W. Beard, at Heidrick & Struggles, International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, if received no later than 5:00 p.m., Eastern Time, on May 21, 2014.

If your shares are held in street name, we also recommend that you contact your broker, bank or other nominee for instructions on how to change or revoke your vote.

Our Stock and Stockholders

The Company’s Amended and Restated Certificate of Incorporation provides for its authorized capital stock to consist of 100,000,000 shares of Common Stock, $.01 par value per share, of which 18,206,181 shares were issued and outstanding on April 1, 2014, and 10,000,000 shares of preferred stock, $.01 par value per share, none of which have been issued. The Company’s Common Stock is listed on the Nasdaq Stock Market under the symbol “HSII.” Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to receive dividends if and when dividends are declared by the Board and out of funds legally available, after the required dividends are paid on outstanding preferred stock, if any.

On September 19, 2007, the Board approved the initiation of a quarterly cash dividend in the amount of $0.13 per share and the dividend has been reauthorized by the Board for each succeeding fiscal quarter up to the present. In the event of the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of Common Stock have no preemptive or conversion rights and are not subject to the Company’s further calls or assessment. There are no redemption or sinking fund provisions applicable to the Common Stock.

Corporate Governance Information

A copy of our 2013 Annual Report accompanies this Proxy Statement. You may obtain, free of charge, an additional copy of our 2013 Annual Report or our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Director Independence Standards and the charters for our Audit and Finance, Human Resources and Compensation, and Nominating and Board Governance Committees by writing to: Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois, 60606-6303, Attn: Investor Relations Officer, telephone: 1-312-496-1200 or e-mail: InvestorRelations@heidrick.com. These documents are also available on our website at: http://www.heidrick.com/Who-We-Are/Our-Leadership

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 22, 2014

The Proxy Statement and the Company’s Annual Report are available at: http://www.heidrick.com/proxy

ITEM 1—ELECTION OF DIRECTORS

Our Board currently consists of nine directors, including our current President and Chief Executive Officer and eight independent directors. Our Board is divided into three classes, with each class serving for staggered three-year terms. As a result, each year, only one class of directors stands for election at our Annual Meeting.

Nominees

This year, upon the recommendation of our Nominating and Board Governance Committee, our Board nominated Robert E. Knowling, Jr., V. Paul Unruh and Tracy R. Wolstencroft to stand for election as Class I directors, each of whom is currently a director of Heidrick. If elected, each nominee will hold office for a three-year term ending in 2017 and until his successor has been elected and qualified, or until his earlier resignation or removal.

Messrs. Knowling, Unruh and Wolstencroft have each informed us that he is willing to serve as a director. Each nominee will tender his resignation as a director in accordance with our Corporate Governance Guidelines if he receives a greater number of votes “withheld” from his election than votes “for” his election, and the Board will determine whether it is in the best interest of the Company to accept any tendered resignation. If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Company’s Board. The Board currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Nomination Process

In evaluating, identifying and recommending nominees for the Board, our Nominating and Board Governance Committee considers, among other qualifications that it deems appropriate, the following:

•	The potential candidate’s principal employment, occupation or association involving an active leadership role.

•	The potential candidate’s expertise or experience relevant to the Company’s business that would not be otherwise readily available to the Board.

•	The potential candidate’s ability to bring diversity to the Board, including whether the potential candidate brings complementary skills and viewpoints.

•	The potential candidate’s time commitments, particularly the number of other boards on which the potential candidate may serve.

•	The potential candidate’s independence and absence of conflicts of interest as determined by our Director Independence Standards, the Nasdaq rules and other applicable laws, regulations and rules.

•	The potential candidate’s financial literacy and expertise.

•	The potential candidate’s personal qualities including strength of character, maturity of thought process and judgment, values and ability to work collegially.

We do not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board. Each nominee is evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board.

The Nominating and Board Governance Committee discusses and evaluates possible candidates in detail and the Company’s consultants are sometimes employed to help identify potential candidates. When determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s past participation in and contributions to Board activities.

Board Diversity

Our Board believes that diversity is an important attribute of a well-functioning board. Although our Board has not adopted a formal diversity policy for nominees, when making recommendations for nominees, the Nominating and Board Governance Committee considers diversity (among other factors it deems appropriate) in light of the overall needs and composition of the Board and the best interests of the Company and its stockholders. In considering nominee diversity, the Board evaluates skills, experience, and background that would complement the existing Board.

Over time, the Board has nominated and currently consists of directors that generally reflect the diverse and expansive global footprint of the Company’s business operations, including a wide range of experiences, as well as diversity of age, gender, race and national origin. Diversity is an important factor that the Nominating and Board Governance Committee will continue to consider when evaluating candidates for nomination to the full Board.

Stockholder Recommendations for Nominations

Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board may do so by notifying the Company’s Secretary. In addition, the Company’s Amended and Restated Bylaws permit stockholders to nominate directors for an annual stockholder meeting, provided that the appropriate requirements for prior notice to the Company have been satisfied in advance, as described further under “Stockholder Proposals for Next Year’s Annual Meeting.”

Director Independence

Our Board determines the independence of all non-employee directors in accordance with the “independence” requirements of our Corporate Governance Guidelines and the Nasdaq Stock Market listing standards (Nasdaq Rules). Accordingly, each year the Board affirmatively determines whether each non-employee director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, each non-employee director is required to complete a questionnaire that provides information about relationships that might affect the determination of independence. Management then provides the Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that are outside the relationships prohibited by Nasdaq Rules.

Based on the review and recommendation by the Nominating and Board Governance Committee, the Board analyzed the independence of each of the Company’s nominees and other current directors, and determined that the following directors meet the standards of “independence” under our Corporate Governance Guidelines and Nasdaq Rules: Richard I. Beattie, John A. Fazio, Mark Foster, Jane D. Hartley, Jill Kanin-Lovers, Gary E. Knell, Robert E. Knowling Jr. and V. Paul Unruh. Our Board also determined that Tracy R. Wolstencroft, the Company’s current President and Chief Executive Officer is not “independent” under the standards of our Corporate Governance Guidelines and Nasdaq Rules. In addition, our Board determined that:

•	Each member of the Audit and Finance Committee is able to read and understand fundamental financial statements (as required under Nasdaq Rules),

•	John A. Fazio and V. Paul Unruh each qualify as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission (SEC).

•

Each member of the Human Resources and Compensation Committee is a “non-employee director” within the meaning of SEC Rule 16b-3, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

As highly accomplished individuals in their respective industries, fields and communities, our Directors are affiliated with numerous corporations, educational institutions, and charities, as well as civic organizations and professional associations, many of which have business, charitable or other relationships with each other or our

Company. The Board considered each of these relationships in light of our independence standards and determined that none of these relationships conflict with the interests of the Company, or would impair any director’s independence or judgment.

In making this determination the Board considered material relationships among the directors and the Company, including the circumstances resulting from the concurrent service to the National Geographic Society (Society) of the Company’s President and Chief Executive Officer, Tracy R. Wolstencroft, and Gary E. Knell, Chair of the Board’s Nominating and Board Governance Committee, and a member of the Board’s Human Resources and Compensation Committee. Mr. Knell serves on the board of trustees of the Society and he became president and CEO of the Society on January 6, 2014. Mr. Wolstencroft also serves on the board of trustees of the Society, but does not serve, and has not served, on the compensation committee of the Society. The Board determined that these circumstances do not present either a conflict of interest or a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director on the part of either Mr. Wolstencroft or Mr. Knell.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ROBERT E. KNOWLING, JR., V. PAUL UNRUH AND TRACY R. WOLSTENCROFT TO THE BOARD OF DIRECTORS.

The following tables contain certain information about each member of the Board, along with his or her principal occupation for at least the previous five years and other professional experience and achievements. Each director has been identified as possessing the requisite skills, experience and attributes that qualify him or her to serve as a member of the Company’s Board. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

(Directors with Terms Expiring in 2017)

Name	Age	Principal Occupation and Employment History	Director Since
Tracy R. Wolstencroft	55	Mr. Wolstencroft has been our President and Chief Executive Officer since February 3, 2014, and a director since February 6, 2014. From 1994 until his retirement in 2010, Mr. Wolstencroft served as a partner for Goldman Sachs & Co. (“Goldman”), concluding a twenty-five year career with the firm. During his service at Goldman, Mr. Wolstencroft served on the Firmwide Partnership Committee, the Investment Banking Operating Committee, and the Asia Management Committee. During his career, he led a wide range of businesses in the United States and abroad, including Investment Banking Services, Environmental Markets, Latin America, Public Sector and Infrastructure Banking, and Fixed Income Capital Markets. While living in Asia from 1998 to 2002, Mr. Wolstencroft was president of GS Singapore, co-head of investment banking in Japan, head of Asia financial institutions and a leader of Goldman’s strategy in China. Mr. Wolstencroft has served as an Advisory Director for Goldman and as Chairman of the firm’s Clean Technology and Renewables business. He currently serves as a member of the board of the Brookings Institution, the National Geographic Society and the International Rescue Committee. Through his day-to-day management of the Company as President and Chief Executive Officer, Mr. Wolstencroft enhances the Board’s understanding of important business developments and management’s implementation of the Company’s strategy and day-to-day operations.	02/2014

Robert E. Knowling, Jr.	58	Mr. Knowling is the Chairman of Eagles Landing Partners, a strategic management consulting company. Previously, Mr. Knowling served as Chief Executive Officer of Telwares Communications, LLC (formerly Vercuity Solutions, Inc.), a supplier of telecom expense management services, from April 2005 to May 2009. From January 2002 to April 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy at the New York City Board of Education. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Simdesk Technologies, Inc., a software development company. From July 1998 to November 2000, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications, a broadband service provider. Mr. Knowling also serves on the boards of directors of Roper Industries, Inc. and The Bartech Group and has served as a member of the boards of Immune Response Corporation, Aprimo, Inc., Hewlett-Packard and Ariba, Inc. Mr. Knowling is our longest-serving director and he brings to the Board a broad array of institutional knowledge and historical perspective on our business. Having served in senior corporate management roles since 1996, including as a Chief Executive Officer since 1998, Mr. Knowling is able to deliver important insights to our management team and other directors on subjects ranging from business management and corporate strategy, executive compensation and corporate governance to procurement and technology matters.	09/2000

V. Paul Unruh	65	Mr. Unruh is the former Vice Chairman of Bechtel Group, Inc., a global engineering and construction services company. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. He is a Certified Public Accountant and serves on the boards of directors of Move, Inc., Symantec Corporation and URS Corporation. Mr. Unruh’s experience as Chief Financial Officer of one of the world’s 10 largest private companies and in other senior finance roles has provided him with broad and valuable experience in corporate strategy, accounting, financial reporting, and financial systems. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. In addition, as the former President of Bechtel Enterprises, he brings broad executive management expertise to our Board.	07/2004

CLASS II DIRECTORS

(Directors with Terms Expiring in 2016)

Name	Age	Principal Occupation and Employment History	Director Since
Richard I. Beattie	75	Mr. Beattie has served as Senior Chairman of Simpson Thacher & Bartlett LLP, an international law firm, since January 1, 2013. From 2004 until December 31, 2012, Mr. Beattie was Chairman of Simpson Thacher & Bartlett, and from 1991 until 2004, he was Chairman of the Executive Committee of Simpson Thacher & Bartlett. Mr. Beattie has practiced law at the firm since 1968. Mr. Beattie serves on the board of directors of Harley-Davidson, Inc. and Evercore Partners, Inc. Mr. Beattie’s extensive experience in public company board counseling and as an accomplished M&A and crisis management attorney, including serving as the chair of a large international law firm, has provided him with broad management expertise, extensive experience in the career development and retention of professional service employees and a deep understanding of corporate governance, regulatory, financial and legal matters.	03/2002

John A. Fazio	70	Mr. Fazio is a former Senior General Practice Partner of PricewaterhouseCoopers, a global accounting and professional services company. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service. A Certified Public Accountant and Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Mr. Fazio serves on the board of directors of Sequenom, Inc. and has also served on the boards of ImClone Systems, Inc. and Dendrite International, Inc. The Board greatly values Mr. Fazio’s extensive financial and Big Four accounting expertise. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. Mr. Fazio’s accounting and financial skills are critical to the oversight of our financial reporting, enterprise and operational risk management.	09/2003

Mark Foster	54	Mr. Foster served as Group Chief Executive—Management Consulting of Accenture plc (“Accenture”), a global management consulting, technology services and outsourcing company, from September 2006 until his retirement from Accenture in March 2011. In addition, Mr. Foster was the head of Accenture’s Global Markets area from September 2009 until March 2011. Prior to that, Mr. Foster served as Accenture’s Group Chief Executive—Products Operating Group from March 2002 to September 2006. Prior to that, Mr. Foster worked in a variety of positions of increasing responsibility in his 26-year career at Accenture. Mr. Foster serves as a non-executive director of Fidessa PLC, a FTSE 250 software company headquartered in the United Kingdom. Mr. Foster also serves as Chairman of the International Business Leaders Forum, a member of the board of directors of the Royal Shakespeare Company and a Commissioner on the UK government’s Independent Commission for Aid Impact. Our Board greatly benefits from Mr. Foster’s experience as a leader in a client-facing professional services firm. Mr. Foster’s experience gives him a deep understanding of our industry, including the issues that we face on a day to day basis and the clients that we serve. In addition, Mr. Foster has broad international experience and a proven ability to develop and implement corporate strategy at a global services firm.	05/2011

CLASS III DIRECTORS

(Directors with Terms Expiring in 2015)

Name	Age	Principal Occupation and Employment History	Director Since
Jane D. Hartley	63	Ms. Hartley has served as Chief Executive Officer of Observatory Group, LLC, an advisory firm, since 2007. From 1996 to 2007, Ms. Hartley was Chief Executive Officer of G-7 Group, Inc., and from 1993 to 1995, Chief Operating Officer of G-7 Group, Inc. In 1989, Ms. Hartley was Vice President and Station Manager of WWOR-TV, owned by MCA Corporation (now Universal Studios), and from 1985 to 1989, Vice President, Marketing of MCA Corporation. From 1981 until 1985, Ms. Hartley was Vice President, Corporate Communications, at Westinghouse Broadcasting, and Vice President, New Markets Development, for Group W Cable. From 1977 until 1981, Ms. Hartley worked in the Carter Administration at the White House as Senior Associate in the Office of Public Liaison and as Director, Congressional Relations, Department of Housing and Urban Development. Ms. Hartley served on the boards of the New School and Sesame Workshop and is a member of the Council on Foreign Relations. Additionally, Ms. Hartley is former Vice Chair, a Trustee and a member of the Executive Committee of the Economic Club of New York, is a member of the Boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center and serves on the Executive Committee and is a member of the Dean’s Council of the Harvard Kennedy School of Government. Ms. Hartley is also a Presidential appointee to the board of directors of the Corporation for National and Community Service. Ms. Hartley provides critical insight and perspective on general strategic and business matters stemming from her extensive senior executive and management experience and the Board has benefited from her considerable experience in monitoring and evaluating monetary, fiscal, and legislative policies around the globe.	05/2009

Gary E. Knell	60	Mr. Knell has served as the President and Chief Executive Officer of the National Geographic Society since January 6, 2014. He also serves as a member of the Society’s board of trustees, is on the board of governors of the National Geographic Education Foundation, and is a board member of National Geographic Channels, a joint venture with 21st Century Fox. Prior to joining the Society as President and CEO, Mr. Knell served as President and Chief Executive Officer of National Public Radio, Inc. from December 2011 to October 2013. Mr. Knell served in various leadership capacities within media companies, including serving as the President and Chief Executive Officer of Sesame Workshop (formerly known as Children’s Television Workshop) from 2000 to November 2011, Chief Operations Officer of Children’s Television Workshop from 1998 to 2000, President and Managing Director of Manager Media International from 1996 to 1997 and Executive Vice President for Corporate Affairs at Children’s Television Workshop from 1989 to 1996. From 1982 to 1989, Mr. Knell headed Governmental, Business and Legal Affairs and served as Board Secretary for WNET/THIRTEEN. From 1978 to 1981, he was Counsel to the United States Senate Judiciary Subcommittee on Administrative Practice and Procedure and the Governmental Affairs Subcommittee on Intergovernmental Relations. From 1976 to 1977, he was the legal assistant to the Governor of California. Mr. Knell also serves on the boards of directors of the Jacob Burns Film Center and Common Sense Media, and on the Board of Governors of the National Geographic Education Foundation. Mr. Knell brings to our Board a wide range of experience in senior leadership positions in both the public and private sectors, including over 30 years of senior operations and executive management experience with Sesame Workshop and other media companies. In addition to his broad business skills and experience, executive leadership and global expertise and knowledge of complex legal matters, Mr. Knell also has significant experience in governmental affairs.	09/2007

Jill Kanin-Lovers	62	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources and Workplace Management of Avon Products, Inc., a global cosmetics company, where she held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation, a global technology company, from 1995 to 1998 and American Express Company, a diversified global travel and financial services company from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for 17 years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers also serves on the board of directors of Dot Foods, Inc. Ms. Kanin-Lovers was formerly a director of Alpharma, Inc., BearingPoint, Inc., which filed for reorganization under Chapter 11 on February 18, 2009, and First Advantage Corporation. Our Board benefits from Ms. Kanin-Lovers’ extensive senior management and board experience, as well as her subject matter expertise, particularly within the areas of human resources, workplace management, and executive compensation. Her experience positions her to advise management on a wide range of strategic, financial and governance matters.	06/2004

CORPORATE GOVERNANCE

Our governance structure and processes are based on a number of important governance documents including our Code of Business Conduct, Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and our Board Committee Charters. Our governance documents are designed to ensure that our Board has practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our corporate governance documents are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving corporate governance practices.

Our Board is committed to maintaining strong corporate governance principles and practices. The following is a summary of our corporate governance structure and documents. If you would like copies of our governance documents, or additional information about our corporate governance practices, please visit our website at: http://www.heidrick.com/Who-We-Are/Our-Leadership

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (Guidelines) to help it fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. Among other things, the Guidelines establish the practices the Board follows with respect to Board composition, practices and selection, as well as Board meetings, conflicts of interest and the criteria for considering director nominees. In addition, the Guidelines are intended to align the interests of directors and management with those of the Company’s stockholders.

Code of Business Conduct

The Board has adopted a Code of Business Conduct & Ethics (Code) that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. Our Code meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and also meets the requirements of a “code of business conduct and ethics” under Nasdaq Rules. All employees generally are required to certify that they have reviewed and are familiar with the Code annually.

Ethics Line

The Board also has established the Heidrick & Struggles EthicsLine, a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including accounting, internal controls and auditing, or any alleged violation of the Code or corporate policies. The EthicsLine is a telephonic reporting hotline (toll free in the U.S.) available to all Company employees, contractors, vendors, stockholders, clients or other interested parties. The EthicsLine is administered by a third party that is separate and independent of Heidrick & Struggles and specializes in running whistleblower hotline programs for companies throughout the U.S. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week and may be reached at 1-800-735-0589 or, if calling from outside the United States, at 1-704-731-7242.

Board Leadership and Structure

The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board (Chairman) and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders.

At this time, the position of Chairman is held by Richard I. Beattie and the position of President and Chief Executive Officer is held by Tracy R. Wolstencroft. The Board has determined that, under current circumstances, the separation of the offices of Chairman and Chief Executive Officer will enhance oversight of management and

Board function. This separation is designed to allow Mr. Wolstencroft the ability to focus on his responsibilities of running the Company, enhancing shareholder value and expanding and strengthening the Company’s business. Concurrently, Mr. Beattie, as Chairman can focus on leadership for the Board as it provides advice to and independent oversight of management. The Chairman also is responsible for setting the agendas and presiding over meetings of the Board (including executive sessions of the independent directors) and providing feedback and counsel to the Chief Executive Officer. The Board currently believes that this leadership structure is in the best interests of the Company’s stockholders at this time.

Risk Oversight

Risk is inherent with every business and management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes and policies designed and implemented by management are adequate and functioning as designed. The Board performs its risk oversight function primarily through its committees as well as reports directly from management.

Enterprise Risk.    The Board has delegated the material elements of its risk oversight and risk management responsibilities to the Audit and Finance Committee of the Board. Comprised of four independent directors, including two audit committee financial experts, the Audit and Finance Committee requires that Company management and the Company’s independent auditor regularly report to the Committee regarding matters that may pose current or future risk to the Company. All risks identified are discussed with the entire Board in the ordinary course of the Audit and Finance Committee Chair’s report of Committee activities at regular board meetings.

Compensation Risk.    The Company periodically completes an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluates the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balance compensation opportunities and risk. Based on the Company’s periodic assessments, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. The Company believes that the Company’s overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue-focused versus profit-focused performance measures, stock ownership guidelines, and use of “claw-backs” work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks.

Board Committees

Our Board has three standing committees, our Audit and Finance Committee, Human Resources and Compensation Committee and Nominating and Board Governance Committee. Each standing committee has a written charter, and the Board has determined that each of the members of our standing committees is “independent” under the provisions of our Guidelines and Nasdaq Rules. During 2013, the Board also established a Special Chief Executive Officer Search Committee, which was discontinued following the selection of Mr. Wolstencroft as our new CEO.

Meetings

Our Board and each standing Committee holds regularly scheduled quarterly meetings. Typically, our Audit and Finance Committee and Human Resources and Compensation Committee meetings occur the day prior to the meetings of the Nominating and Board Governance Committee and the Board. Once a year, the Board devotes additional time to presentations and discussions with senior management about the Company’s long-term strategy, which is then supplemented, updated and discussed further at the Board’s quarterly meetings. In addition to the quarterly meetings, typically there are special meetings each year.

We expect our directors to attend all Board and committee meetings for those committees on which they serve. Directors are also expected to attend each annual stockholders meeting. During 2013, the Board met seven times, the Audit and Finance Committee met ten times, the Special Committee met 12 times and the Nominating and Board Governance Committee and the Human Resources and Compensation Committee each met four times. Generally, the Board met in executive session during all regularly scheduled quarterly Board meetings without management present. Each of the directors attended at least 75 percent of the meetings of the Board and the committees of which he or she was a member. All of the Company’s directors who were affiliated with the Company at that time attended the 2013 Annual Meeting of Stockholders in person.

Audit and Finance Committee

The Audit and Finance Committee of the Board consists of four independent directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers. Mr. Fazio is the Chair of the Audit and Finance Committee. The Board has determined that Messrs. Fazio and Unruh are “audit committee financial experts” as defined in the rules and regulations of the Securities and Exchange Commission (SEC Rules). Among other things, the Audit and Finance Committee appoints an independent registered public accounting firm annually to audit the Company’s books and records; meets with and reviews the activities and the reports of the Company’s independent registered public accounting firm; and reports the results of the review to the Board. The Audit and Finance Committee also periodically reviews the adequacy of the Company’s internal controls, pre-approves all services to be provided by the Company’s independent registered public accounting firm, oversees management’s risk policies and discusses the Company’s key risk exposures with management. These and other aspects of the Audit and Finance Committee’s authority are more particularly described in the Audit and Finance Committee Charter.

Nominating and Board Governance Committee

The Nominating and Board Governance Committee consists of three independent directors, Messrs. Beattie, Knell and Knowling. Mr. Knell is the Chair of the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to the Board concerning candidates for nomination to the Board, the membership on committees of the Board, compensation of the Board and other corporate governance matters. The Nominating and Board Governance Committee also reviews and approves related party transactions. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee consists of four independent directors, Mmes. Kanin-Lovers and Hartley and Messrs. Knell and Foster. Ms. Kanin-Lovers is the Chair of the Human Resources and Compensation Committee. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The Human Resources and Compensation Committee reviews and approves employment and compensation matters involving the Company’s executive officers, as well as those of other key employees that the Human Resources and Compensation Committee deems material. Specifically, the Human Resources and Compensation Committee’s responsibilities include:

•	Reviewing and approving the Chief Executive Officer’s compensation and evaluating the Chief Executive Officer’s performance against pre-established metrics;

•	Reviewing and approving individual executive officer compensation recommendations made by the Chief Executive Officer for his direct reports;

•	Reviewing and approving terms of employment, severance or other compensation-related agreements to be entered into, or amended, for any executive officer or key employee;

•	Adopting, administering and approving equity-related incentives and awards under the Company’s equity compensation plans; and

•

Reviewing the Company’s incentive and employee benefit and retirement plans, including any equity compensation plans and recommending to the Board (and stockholders where necessary) any amendments or material changes to the plans.

The agenda for each meeting of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Company’s Secretary and Chief Administrative Officer. The Chief Executive Officer regularly attends Human Resources and Compensation Committee meetings. The Human Resources and Compensation Committee also meets in executive session as appropriate. The Chair of the Human Resources and Compensation Committee reports the Committee’s recommendations on executive compensation and other matters to the Board. Outside advisors and the Company’s Human Resources Department support the Human Resources and Compensation Committee in its duties and the Committee may delegate authority to fulfill certain administrative duties regarding the compensation programs to the Chief Executive Officer and the Chief Administrative Officer. The Human Resources and Compensation Committee has authority under its charter to retain advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

Independent Compensation Consultant.

The Human Resources and Compensation Committee has retained Pay Governance LLC as its independent compensation consultant. Pay Governance reports directly to the Human Resources and Compensation Committee and does no other work for management. During 2013, Pay Governance representatives participated in all of the Human Resources and Compensation Committee’s four meetings and provided guidance to the Human Resources and Compensation Committee with respect to executive compensation; comparative peer group data; director compensation; annual incentive compensation; and consultant pay programs. In supporting the Human Resources and Compensation Committee, Pay Governance provides the Human Resources and Compensation Committee with an independent assessment of management’s recommendations for compensation; reviews and confirms the peer group used by the Company to prepare market compensation data; and provides ad hoc support to the Human Resources and Compensation Committee, including discussing executive compensation and related corporate governance trends.

Stockholder Communications with Board

Stockholders may communicate directly with the Board. All communications should be directed to: Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board or a particular director. Each communication intended for the Board or a particular director and received by the Secretary will be forwarded to the specified party following its clearance through normal security procedures.

DIRECTOR COMPENSATION

We provide compensation to non-employee directors that is competitive with other similarly sized publicly traded companies in order to attract and retain qualified directors. Compensation is paid in a mix of cash and equity to ensure directors are aligned with the interests of the stockholders and our long-term strategy. Additional compensation is also provided to a director who serves as chair of the Board or a Board Committee as well as members of our Audit and Finance Committee to reflect the additional time, risk and skill-level required to fulfill these roles.

Cash Compensation.    For 2013, each director received an annual cash retainer of $75,000 which represents 50 percent of the total fees earned by each director for serving as a member of the Board, exclusive of any committee or chair board service. All cash retainers are payable on a quarterly basis in arrears. In addition, we reimburse the directors for any out-of-pocket expenses associated with their Board service.

Additional Board Service Fees.    The Audit and Finance Committee Chair receives an additional cash retainer of $30,000 and each member of the Audit and Finance Committee (including the Chair) receives an additional cash retainer of $10,000. The Human Resources and Compensation Committee Chair receives an additional cash retainer of $30,000. The Nominating and Board Governance Committee Chair receives an additional cash retainer of $10,000. The Non-Executive Chair of the Board receives an additional cash retainer of $75,000.

Equity Compensation.    For 2013, each director received an annual equity retainer of $75,000 payable in the form of restricted stock units (RSUs) awarded as of the date of our Annual Meeting of Stockholders which represents 50 percent of the total fees earned by each director for serving as a member of the Board, exclusive of any committee or chair board service. The RSUs vest and are payable on the date a director ceases to serve on the Board. See the “Voting Securities of Certain Beneficial Owners and Management” Table on page 17 for information regarding the RSUs owned by our directors. A director may elect to receive payment of the annual equity retainer in shares of Common Stock in lieu of the RSUs described above. For a director who joins the Board after our Annual Meeting of Stockholders, a pro-rata equity award may be made on the date of his or her appointment to the Board. We no longer grant awards of stock options to our directors.

2014 Director Compensation.    Our Board has approved and set the Board’s compensation for the 2014 fiscal year at the same amount and levels as 2013. However, with respect to the total fees earned by each director for serving as a member of the Board, exclusive of any committee or chair board service ($150,000), the Board has reduced the cash component from 50 percent to 25 percent ($37,500) and increased the equity component from 50 percent to 75 percent ($112,500). The Board believes this modification is appropriate as it will further reinforce the current alignment of the interests of the members of the Board with those of our stockholders.

Non-Employee Directors Voluntary Deferred Compensation Plan.    Pursuant to our Non-Employee Directors Voluntary Deferred Compensation (VDC) Plan, directors may defer up to 100 percent of their cash compensation per year. To enroll in our VDC Plan, a director needs to complete an election form in a timely manner and choose from investment funds offered by Vanguard (the VDC Plan Administrator). A participant is not able to invest deferred amounts in Company stock. Vanguard calculates the earnings for the funds selected by each director. The election remains in effect for all subsequent years until a director makes a different election. The distributions are payable in a lump sum on the date a director ceases to serve on the Board.

Stock Ownership Guidelines.    We adopted stock ownership guidelines for the directors in 2007. Each director has three years to achieve and maintain a stock ownership level equal to three times the annual cash retainer ($225,000 for 2013). Stock included for determining the satisfaction of the guidelines includes direct stock ownership and RSUs. Each of our directors either has satisfied the stock ownership guidelines or is on track to do so within the required three-year period.

2013 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2013.

Name (1)	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($) (3)		Total ($)
Richard I. Beattie	150,000	(5)	75,000	(11)	225,000
John A. Fazio	115,000	(6)	75,000	(11)	190,000
Mark Foster	75,000		75,000	(10)	150,000
Jane D. Hartley	75,000		75,000	(10)	150,000
Jill Kanin-Lovers	115,000	(7)	75,000	(10)	190,000
Gary E. Knell	85,000	(4)(8)	75,000	(11)	160,000
Robert E. Knowling, Jr.	85,000	(9)	75,000	(11)	160,000
V. Paul Unruh	85,000	(9)	75,000	(10)	160,000

(1)	Our Chief Executive Officer is not included in this table as he is our employee and thus received no additional compensation for his service as a director. The compensation received by our interim and former CEOs is shown in the “Summary Compensation Table” on page 34.

(2)	Reflects cash compensation earned by each director in 2013 and includes amounts deferred at the director’s election.

(3)	Reflects the grant date fair value for financial reporting purposes as determined in accordance with ASC Topic 718 for common stock or RSUs granted under the 2012 GlobalShare Plan.

(4)	The fees earned were all deferred pursuant to our VDC Plan.

(5)	Mr. Beattie earned an additional cash retainer of $75,000 as Non-Executive Chair of the Board.

(6)	Mr. Fazio earned an additional cash retainer of $30,000 as Chair of the Audit and Finance Committee and $10,000 as a member of that Committee.

(7)	Ms. Kanin-Lovers earned an additional cash retainer of $30,000 as Chair of the Human Resources and Compensation Committee. She also earned an additional cash retainer of $10,000 as a member of the Audit and Finance Committee.

(8)	Mr. Knell earned an additional cash retainer of $10,000 as Chair of the Nominating and Board Governance Committee.

(9)	Mr. Knowling Jr. and Mr. Unruh each earned an additional cash retainer of $10,000 as members of the Audit and Finance Committee.

(10)	The amount reflects an award of stock granted on May 23, 2013 (the date of the Annual Meeting of Stockholders). The award was equal to the annual equity retainer of $75,000, rounded to the nearest whole number of shares ($75,000 divided by the closing stock price on the date of grant of $14.93, rounded to the nearest whole share, 5,023 shares).

(11)	Reflects an award of RSUs granted on May 23, 2013 with the same value as the award of stock described in footnote (10).

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, which is the only outstanding class of voting securities or other equity securities of the Company, as of April 1, 2014 (except where otherwise noted) for: (i) each of the Company’s directors; (ii) each of the executive officers and named executive officers serving the Company as of April 1, 2014; (iii) each person known to us to be the beneficial owner of 5 percent or more of the outstanding shares of Common Stock; and (iv) all of the directors and executive officers as a group. On April 1, 2014, there were 18,206,181 shares of Common Stock outstanding.

The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to Heidrick, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days of April 1, 2014 (May 31, 2014) through the exercise of any stock options and through the vesting of stock units payable in shares. Beneficial ownership excludes options or stock units vesting after May 31, 2014. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

Names (1)(2)(3)	Shares of Common Stock Beneficially Owned (3)	Percent
Richard I. Beattie	26,938	*
John A. Fazio	31,699	*
Mark Foster	9,563	*
Jane D. Hartley	20,153	*
Jill Kanin-Lovers	28,230	*
Gary E. Knell	24,741	*
Robert E. Knowling, Jr.	30,239	*
V. Paul Unruh	28,130	*
Tracy R. Wolstencroft	0	*
Stephen W. Beard	27,585	*
Jory J. Marino	9,917	*
Richard W. Pehlke	14,920	*
Heartland Advisors, Inc. (4)(8)	1,814,834	9.97%
Azzurro Capital Inc. (5)(8)	1,798,611	9.88%
Franklin Resources, Inc. (6)(8)	1,658,557	9.11%
BlackRock, Inc. (7)(8)	1,575,608	8.65%
On April 1, 2014, the shares beneficially owned by all executive officers and directors as a group (12 persons) were:	252,115	1.38%

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each officer and director of the Company is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of fully owned or earned Common Stock and RSUs as well as shares of Common Stock issuable pursuant to RSUs and stock options that are exercisable on April 1, 2014, or which will become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

(3)	The calculation of shares of Common Stock beneficially owned for our directors includes Common Stock equivalents in the form of fully earned RSUs that are owned by the director for which full consideration has been received by the Company and for which there are no additional outstanding conditions. All RSUs will be converted into shares of Common Stock upon the director’s termination of service to the Board. This includes 7,902 RSUs owned by Mr. Beattie; 15,247 RSUs owned by Mr. Fazio; 870 RSUs owned by Ms. Kanin-Lovers; 24,741 RSUs owned by Mr. Knell; 30,239 RSUs owned by Mr. Knowling; and 770 RSUs owned by Mr. Unruh.

(4)	Number is based on information contained in a Schedule 13G/A filed with the SEC on February 6, 2014 jointly by Heartland Advisors, Inc. and William J. Nasgovitz as its control person, reporting shared voting and dispositive power over 1,814,834 shares. The mailing address for the reporting persons is 789 North Water Street, Milwaukee, WI 53202.

(5)	Number is based on information contained in Schedule 13D/A filed with the SEC on May 1, 2012 jointly by Azzurro Capital Inc. and certain of its control persons, reporting that Azzurro Capital, Inc. has sole voting and dispositive power over these shares. The mailing address for Azzurro Capital Inc. is Walker House, 87 Mary Street, George Town, Grand Cayman.

(6)	Number is based on information contained in Schedule 13G filed with the SEC on February 11, 2014 jointly by Franklin Templeton Investments Corp., which reports sole voting and dispositive power over 1,658,557 shares, as well as Franklin Resources, Inc. and its principal stockholders, each of whom the Schedule 13G states may be deemed the beneficial owners of these shares. The mailing address for Franklin Templeton Investments Corp. is 200 King Street West, Suite 1500, Toronto, Ontario, Canada M5H 3T4 and the mailing address for the other reporting persons is One Franklin Parkway, San Mateo, CA 94403-1906.

(7)

Number is based on information contained in Schedule 13G/A filed with the SEC on January 29, 2014, reporting sole dispositive power over 1,575,608 shares and sole voting power over 1,525,918 shares. The mailing address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(8)	The “Percent” for each of Azzurro Capital, Inc., BlackRock, Inc., Franklin Resources, Inc. and Heartland Advisors, Inc. was calculated by using the number of beneficially owned shares disclosed in the respective Schedule 13G as the numerator and the number of the Company’s outstanding common shares as of April 1, 2014 as the denominator.

COMPENSATION DISCUSSION AND ANALYSIS

Heidrick & Struggles International, Inc. is a leadership advisory firm providing executive search, culture shaping and leadership consulting services. We assist organizations in achieving their long-term business objectives by helping them to improve the effectiveness of their leadership teams. We provide our services to a broad range of clients through the expertise of our experienced consultants located in major cities around the world. In recent years, we have expanded our service capabilities in response to our clients’ request for comprehensive leadership advisory services. The Human Resources and Compensation Committee (HRCC) of the Board of Directors seeks to ensure that our executive compensation programs attract, retain and reward the best talent, while at the same time maintain a strong link between pay and performance and align the interests of our executives and stockholders. Our executive compensation philosophy emphasizes and rewards both Company and individual performance, which we believe promotes sustained long-term performance by rewarding not only the achievement of financial and operational goals, but also the accomplishment of individual strategic objectives that enable growth.

2013 Year in Review

2013 was a year of significant development and overall change for the Company. The oversight and management of these activities required substantial effort, analysis and attention by our Board and management. Most notable among these activities included:

•

Strategic Alternatives—During 2013 the Company was approached regarding a possible sale of the Company. As a result, the Board, with assistance from management, explored strategic alternatives for the Company, including a possible sale. Upon conclusion of this process in July 2013, the Board determined, after consulting with its independent advisors, that continuing to execute against the Company’s strategic plan as an independent company is the best way to maximize value for shareholders.

•

Leadership Change—In July 2013 L. Kevin Kelly resigned as the Company’s President and Chief Executive Officer, and the Board appointed Jory J. Marino, a long-term senior search consultant and the Company’s Regional Leader, Americas, to serve as the Company’s Interim Chief Executive Officer. Mr. Marino served as our Interim Chief Executive Officer until the Board appointed Tracy R. Wolstencroft as the Company’s current President and Chief Executive Officer in February 2014.

•

Corporate Initiatives—During 2013 the Company pursued a number of important initiatives in an effort to further strategic goals, manage our costs more effectively and better position us to deliver results to our stockholders. Specifically, we:

•	Initiated the go-to-market integration of Senn Delaney, the Company’s culture shaping service offering which we acquired in December 2012.

•	Maintained a sound financial and operating structure, including a strong liquidity and cash flow position to support our business plan.

•	Successfully implemented technology initiatives, including restructuring of the Company’s website and enhancements to internal search database and project management technology.

•	Strengthened our management team by recruiting experienced functional leaders to assist and support the Company’s operations worldwide.

Messrs. Marino, Beard and Pehlke each played an important role in maintaining the quality of the Company’s operations during this period of change, while effectively managing and executing these activities for the Company and its shareholders. At the end of 2013 the Company realized year-over-year improvements in key areas including consolidated net revenue, adjusted EBITDA1, operating margin, productivity and stock price, specifically:

•	Consolidated net revenue for 2013 was $462.0 million, an increase of 4.1% (approximately 5% on a constant currency basis) from $443.8 million in 2012.

•	Adjusted EBITDA for 2013 improved to $39.7 million from $35.1 million in 2012, and 2013 Adjusted EBITDA margin increased to 8.6% compared to 7.9% in 2012.

•	Consultant productivity (as measured by net revenue per consultant) increased to $1.4 million in 2013 up from $1.3 million in 2012.

•	The Company’s stock price increased to $20.14 per share as of December 31, 2013, up 32.0% from $15.26 per share on December 31, 2012.

The Company’s 2013 performance relative to the metrics established by the HRCC for our performance-based compensation programs either met or exceeded target levels, with the exception of the 2013 revenue target. Our HRCC considered these quantitative factors in conjunction with other relevant qualitative factors when determining compensation for the year. As a result of those decisions and the operation of the Company’s compensation policies, the following were key compensation highlights for 2013:

•

The Company performance portion of our annual cash bonus program, which is designed to reward achievement of specific performance goals over a one-year period and delivered through our Management Incentive Plan or “MIP” (described on page 27) was calculated at 93%. The individual performance components were calculated at 125% for Messrs. Pehlke and Beard (the only named executive officers participating in the MIP for 2013) due to their strong individual performances during 2013.

•	2013 Long-Term Incentives or “LTI” awards (delivered as both Performance Stock Units “PSUs” and Restricted Stock Units “RSUs”) were granted in March 2014 at full target value.

•

Our PSUs issued in 2011 and vesting in full in 2014 paid out at 50% of target based on calculation of the three-year average of operating income relative to the Company’s target goals for 2011 through 2013.

•

The Company entered into an employment agreement with our new President and Chief Executive Officer, Tracy R. Wolstencroft, with no guaranteed bonus payment, equity awards consisting entirely of unvested RSUs and PSUs and otherwise under terms and conditions that are consistent with our compensation philosophy and program objectives. The specific compensation terms of his agreement are described under the Section heading “Employment Agreements” on page 32.

•	The Company increased the base salaries for 2014 for Mr. Pehlke (from $375,000 to $400,000) and Mr. Beard (from $350,000 to $375,000) based in part on a review of peer data.

Overall Compensation Philosophy

At the heart of our compensation programs is a pay-for-performance philosophy. We expect our executive officers to initiate and carry out sustainable growth strategies and create long-term value for the Company’s stockholders. Therefore, we link various aspects of our business strategies with our compensation program design.

[1]	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, Senn Delaney earnout accretion, restructuring charges, and other non-operating income (expense). Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See reconciliation attached as Annex A.

Company performance is a primary factor in most elements of our incentive compensation program design. When measuring Company performance, we may consider both qualitative and quantitative factors and achievements relating to our business strategies and objectives. In assessing the individual performance of named executive officers, our HRCC may consider, among other things, the officer’s accomplishments of priorities, contributions to the Company’s strategic initiatives, execution of leadership objectives and developments within our markets.

Executive Compensation Program Objectives

We believe that our executive compensation programs should: (i) link pay with performance; (ii) be aligned with stockholder interests; (iii) support the execution of our business strategy; and (iv) attract, retain and reward the best talent. To achieve these goals, our executive compensation programs are designed to:

•	Link compensation to stockholder value creation and the long-term profitable growth of the Company.

•	Be market competitive with the executive search, leadership advisory and other consulting firms, both public and private, with which we compete for executive talent.

•	Support our key business strategies, as well as our revenue and operating income growth objectives.

•	Be internally fair and equitable among executives.

•	Reflect each executive’s individual performance and career potential.

•	Encourage Company stock ownership.

Executive Compensation Program Principles

Our HRCC uses the following principles to implement our executive compensation philosophy and achieve our executive compensation program objectives:

•

Pay-for-performance.    A substantial portion of our named executive officers’ compensation is composed of annual and long-term incentive awards that are only earned upon achievement of financial and non-financial objectives that either influence or contribute to stockholder value creation.

•

Reward long-term growth and sustained profitability.    Generally, at least 65 percent of our total direct compensation paid to our executive officers is delivered as variable pay. In addition, our named executive officers’ compensation is heavily weighted toward long-term equity awards. These awards require sustained financial performance to deliver significant value by the Company and encourage our named executive officers to deliver continued growth over an extended period of time. These equity awards, coupled with executive stock ownership guidelines and our mandatory deferral of a portion of any MIP bonuses earned, further assure the alignment of interests between our named executive officers and our stockholders.

•

Attract, retain and motivate the most talented executives.    Our executive compensation must enable us to attract, motivate and retain not only highly talented executives, but also search and leadership consultants from both public and private employers with whom we compete for top talent critical to our long-term success.

•

Provide modest benefits and limited perquisites.    We provide standard employee benefits, limited financial planning (maximum of $1,080 per year or $3,150 for the first year expenses are incurred), annual physicals to our named executive officers, and limited incidental personal use of club memberships. We provide no Company contributions to retirement or pension plans for executives beyond our broad-based 401(k) plan. We believe the financial opportunities provided to our named executive officers through our executive compensation program minimize the need for extra benefits or perquisites.

Applying these principles results in pay packages where a significant portion of compensation is put “at risk,” in the form of performance-based annual and long-term incentives. We believe our executive pay packages support our commitment to sound corporate governance and reflect many “best practices”, including:

•

Prudent Approach to Increases in Base Salaries.    In recent years (including 2013) we did not increase base salaries for our named executive officers unless their roles and duties expanded or they were newly hired or promoted.

•	Annual Incentives Based on Performance. Consistent with our pay-for-performance philosophy, our MIP rewards both Company and individual performance, with a heavier weighting on Company performance.

•

Mandatory Deferral of Portion of Earned Annual Incentive Award.    Ensuring that our annual incentives continue to provide retention value, we defer 15 percent of our named executive officers’ MIP bonuses, to be paid out in equal annual amounts over a three-year period.

•	No Repricing or Replacing Outstanding Stock Options. It is our practice not to reprice or replace outstanding stock options, and we did not reprice or replace any stock options during 2013.

•

Compensation is Subject to a Claw-Back Policy.    Our Board and HRCC have adopted a Claw-back Policy that applies to the named executive officers and is intended to include the requirements of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

•

No Evergreen Provisions in Employment Agreements.    We have eliminated “evergreen provisions” that automatically renew the term of the agreement from our employment contracts. We do not plan on adopting any new employment agreements that contain “evergreen provisions” unless we find a compelling business reason for doing so. The employment agreement we entered into with Mr. Wolstencroft in February 2014 does not include an evergreen provision.

•

No Excise Tax Gross-Ups.    We have eliminated excise tax gross-up provisions in employment agreements with our named executive officers and in our Change in Control (CIC) Severance Plan. The employment agreement we entered into with Mr. Wolstencroft in February 2014 does not include an excise tax gross-up provision.

•

No Single-Trigger Equity Vesting Upon a CIC.    All of the equity awards we have granted since 2011 contain a “double trigger” CIC vesting provision, meaning that vesting is accelerated only if there is both a CIC and a termination of employment within two years following the CIC.

•	No Excessive Perquisites. We generally provide limited perquisites to our named executive officers consisting of physicals and financial planning.

•

No Hedging By Our Named Executive Officers.    None of our named executive officers have hedged their Company stock interests. Our Board and HRCC adopted a policy prohibiting such hedging in February 2013.

•

No Pledging By Our Named Executive Officers.    None of our named executive officers have pledged any of their Company stock. Our Board and HRCC adopted a policy prohibiting such pledging in February 2013.

•

No Guaranteed Bonuses.    We believe that bonuses should reflect actual Company and individual performance, except in limited circumstances typically related to a newly hired executive. Therefore, we did not guarantee bonus payments to our named executive officers for 2013. Mr. Wolstencroft was not guaranteed a bonus payment, and his equity awards consisted entirely of unvested RSUs and PSUs.

•	No Common Performance Metrics Used for Annual and Long-Term Incentives. We do not use the same performance metrics for our annual and long-term incentive plans.

•	Maintain Executive Stock Ownership Guidelines. In 2007, our HRCC adopted stock ownership guidelines applicable to our named executive officers.

Stockholder Feedback and Say-on-Pay Vote Results.

At our 2013 Annual Meeting of Stockholders, we held our annual non-binding stockholder advisory vote to approve executive compensation (“say-on-pay”). Our stockholders approved our fiscal 2012 executive compensation, with more than 86 percent of voting stockholders casting their vote in favor of the say-on-pay resolution. The HRCC took this support level as an indication that shareholders were supportive of our pay design and decisions in fiscal 2012.

In conversations with shareholders on other topics throughout the year, we did not hear of any specific issues with the design of our compensation program. Therefore we have not specifically made any changes to our compensation programs as a result of the 2013 say-on-pay vote or our shareholder outreach efforts during 2013. Our HRCC is dedicated to continuous improvement of the existing executive compensation program to reflect an appropriate alignment of pay and performance and will continue to review stockholder concerns in designing and implementing the Company’s executive compensation program.

Setting Executive Compensation

Oversight of Compensation Programs.    Our HRCC is responsible for overseeing our executive compensation programs. See page 13 of this proxy statement for more information on the role and responsibilities of our HRCC concerning executive compensation and related corporate governance, and page 12 of this proxy statement for a discussion of the Company’s assessment of risk related to its compensation programs.

Role of the Independent Consultant.    As disclosed on page 14 of this proxy statement, our HRCC utilized the services of Pay Governance LLC (Pay Governance), an independent compensation consulting firm, to advise it on executive compensation, equity plan design and related corporate governance matters. Our HRCC reviewed the six independence factors set out in the Nasdaq Rules and determined that Pay Governance was independent and without conflicts of interest for 2013. This determination was reached after reviewing the following factors: (i) whether Pay Governance provides any other services to the Company; (ii) the amount of fees paid relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of our HRCC; (v) ownership of Company stock; and (vi) any personal or business relationships with named executive officers.

Role of Executive Officers in Compensation Decisions.    Our HRCC approves all compensation decisions for our named executive officers. The Chief Executive Officer annually reviews the performance of each of the named executive officers other than himself. Following the performance reviews, the Chief Executive Officer presents compensation recommendations to our HRCC for consideration. Our HRCC with input from the full Board reviews the Chief Executive Officer’s performance. Our HRCC has full discretion to approve, modify or reject any recommended compensation adjustments or awards made to the named executive officers.

Role of our Human Resources and Compensation Committee.    Our HRCC engages in a rigorous process in determining the total compensation of our named executive officers. This process involves setting Company performance and strategic and operational goals for the named executive officers near the beginning of each fiscal year and evaluating the performance of the named executive officers against those pre-established goals. Our HRCC determines and approves the compensation of the named executive officers based on this evaluation. In evaluating named executive officer compensation, our HRCC, as noted above, has retained the services of Pay Governance and considers recommendations from the Chief Executive Officer with respect to goals and compensation of the other named executive officers other than the Chief Executive Officer. Our HRCC assesses the information it receives in accordance with its business judgment.

Use of a Peer Group.    Our HRCC evaluates our executive compensation programs in comparison to those of a select peer group, which in 2013 consisted of 16 similarly-sized public professional services companies. Our HRCC uses the peer group to compare total direct compensation and the mix of compensation elements for each named executive officer against positions at peer group companies with similar responsibilities. Our HRCC also uses the peer group to review executive pay programs and practices at those companies.

For 2013 the peer group consisted of the following companies, which our HRCC determined will continue to be used for 2014 with the exception of Dolan Co. (which delisted as a public company in 2014):

The Advisory Board Company	Huron Consulting Group, Inc.
CBIZ Inc.	ICF International Inc.
CIBER, Inc.	Kforce, Inc.
The Corporate Executive Board Company	Korn Ferry International
CRA International, Inc.	Navigant Consulting, Inc.
Dolan Co.	On Assignment Inc.
FTI Consulting, Inc.	Resources Connection, Inc.
Hudson Highland Group, Inc.	TrueBlue, Inc.

The 2013 peer group is comprised of the same companies as the 2012 peer group.

In setting compensation, the HRCC considers the peer group companies with which we directly compete for executive talent and stockholder investment. Our HRCC also relies on its general knowledge of executive compensation levels and practices. Most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held and therefore not included in the above list of our public peer group companies as information on their compensation practices is difficult to obtain.

We do not set a specific, relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for named executive officer pay levels. Rather, we review the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key named executive officers. To ensure that compensation is linked to performance, our named executive officer compensation program is designed to deliver at least 65 percent of total direct compensation through variable pay. Our named executive officer compensation program is also designed to ensure that a significant proportion of the named executive officer’s compensation is delivered in equity and thus aligned with the interests of our stockholders.

2013 Named Executive Officer Compensation Components

Alignment with our executive compensation philosophy is achieved through the executive compensation components for our named executive officers outlined below.

Compensation Element	Compensation Objectives and Principles	Relation to Performance	2013 Actions/Results
Base Salary—Fixed annual cash; paid on a monthly basis

•  Compensate named executive officers for services rendered during the year in the form of fixed cash compensation.

•  Base salary levels are set to reflect the named executive officers’ role and responsibilities, value to the Company, experience and performance, internal equity and market competitiveness.

		Increases in base salary reflect market positioning, economic conditions and our HRCC’s assessment of Company and individual performance over the prior year.	Held at same levels as 2012 for all named executive officers except for those who assumed new duties or responsibilities.

Compensation Element	Compensation Objectives and Principles	Relation to Performance	2013 Actions/Results
Short Term Annual Incentives—Includes MIP awards consisting of cash, paid 85% on an annual basis and 15% on a deferred basis ratably over 3 years beginning the following year subject to the officer’s continued service to the company

•  Motivate and reward named executive officers for achieving specific performance goals over a one-year period.

•  Payment is not guaranteed and levels vary according to Company and individual performance.

		75% of the target annual incentive is based on Company performance against pre-established financial goals. The remaining 25% of the target annual incentive is based on achievement of individual performance goals and objectives that are intended to position the Company for success.	Because of the Company’s 2013 year-end performance, the Company performance component of the awards was calculated at 93% of target. Individual components were paid out at 125% for Messrs. Pehlke and Beard due to their strong individual performances during 2013. Mr. Marino did not participate in this plan in 2013.

Long-Term Incentives (LTI)—Half of the executive’s LTI value is delivered as Performance Stock Units (“PSUs”) with a three-year performance period	• Align named executive officers’ interests with those of the Company’s stockholders and drive long-term value creation. • Pay for performance. • Reward named executive officers for long-term growth.	Named executive officers can earn between 0% and 200% of the target number of PSUs based on Company performance against pre-established financial goals (Operating Income) for the three-year performance period.	PSUs issued in 2011 and vesting in full in 2014 paid out at 50% of target based on calculation of the three-year average of operating income relative to the Company’s target goals for 2011 through 2013.

Half of the executive’s LTI value is delivered as Restricted Stock Units (“RSUs”)	• Align named executive officers’ interests with those of the Company’s stockholders and drive long-term value creation. • Attract, retain and reward named executive officers for Company performance.	Prior-year Company performance is one of several factors our HRCC considers when determining the size of the LTI grants for a given year.	50% of named executive officers’ LTI value was in RSUs for 2013.

Interim Chief Executive Officer

Jory J. Marino.    The Board appointed Jory J. Marino, a long tenured search consultant and Regional Leader, Americas, to serve as the Company’s Interim Chief Executive Officer beginning July 15, 2013. Mr. Marino served as our Interim Chief Executive Officer through the remainder of fiscal 2013 and until the Board appointed Tracy R. Wolstencroft as our permanent President and Chief Executive Officer on February 3, 2014.

Mr. Marino was not serving as our Chief Executive Officer when the named executive officers’ compensation was established for 2013. Consequently, the 2013 compensation for Mr. Marino (and our former CEO) does not reflect service as our Chief Executive Officer for all of fiscal 2013.

At the Board’s request, Mr. Marino agreed to serve as our Chief Executive Officer on an interim basis beginning on July 15, 2013. Because of his ongoing and important contributions to the Company’s clients, and his deep-rooted role as an advisor to the Company’s consultant base, our HRCC determined that during this period it was appropriate to continue Mr. Marino’s existing consulting and management compensation arrangements as much as possible. As a result, Mr. Marino’s pay for 2013 was not like that of our other named executive officers. Specifically, during 2013, Mr. Marino:

•	Did not participate in the MIP and did not receive an equity grant as part of his long-term incentives.

•

Continued to participate in the Company’s regular compensation programs for search consultants which included an annual consultant salary of $300,000. He also received an annual Regional Leader salary of $375,000.

•

Continued to be eligible to earn a discretionary 2013 annual cash bonus based on his service as Regional Leader, Americas under which he was eligible to earn 0-150 percent of the target amount ($375,000) based on the achievement of Company, regional, and individual goals. Mr. Marino was paid a prorated 2013 Regional Leader bonus of $236,133 on March 14, 2014, 85% of which was paid in full and 15% of which was deferred and will be payable in 3 equal annual installments subject to Mr. Marino’s continued service to the Company.

•

Continued to be eligible for a discretionary annual incentive bonus based on his individual performance as a consultant under the Company’s Fee and Source of Business or “FSOB” Program on a tiered basis, based on the revenue credits earned by him during the year for both origination of new business and for execution of client service engagements. Under this Program Mr. Marino was paid a bonus of $651,538 for 2013.

•

Continued to be eligible for a discretionary long-term incentive cash bonus in the aggregate amount of $375,000 which was issued in June 2013 and which will vest in 3 equal annual installments, subject to Mr. Marino’s continued service to the Company.

•	Received a monthly CEO management stipend of $31,250 beginning on July 15, 2013 in connection with his role as Interim Chief Executive Officer.

Former Chief Executive Officer

L. Kevin Kelly.    Mr. Kelly served as our President and Chief Executive Officer from the beginning of 2013 until his resignation on July 15, 2013 (Mr. Kelly subsequently terminated employment as a consultant on August 23, 2013). Consequently the 2013 compensation for Mr. Kelly does not reflect service as our Chief Executive Officer for all of fiscal 2013.

On October 7, 2013, the Company and Mr. Kelly entered into a separation agreement, the terms and conditions of which are entirely consistent with, and do not exceed the benefits to which he was previously entitled under the Company’s severance policies for named executive officers and his employment agreement, all of which have been discussed in the Company’s previous proxy statements.

As provided for in the Company’s Severance Plan applicable to our named executive officers and Mr. Kelly’s employment agreement, under the terms of the severance agreement, Mr. Kelly will receive over a 2 year period approximately $3.865 million as severance calculated as: (i) 24 months of base salary and target bonus, for a total of $3.360 million; (ii) a pro rata bonus for 2013, which totaled $504,525 but was payable in 2014 only if a bonus was paid to the Company’s other executive officers; and (iii) continued health benefits with the cost sharing arrangement between Mr. Kelly and the Company in place at the time of his termination of service to the Company, for 24 months or until Mr. Kelly becomes eligible for such benefits under another employer’s benefit plan, whichever is sooner. The receipt of benefits under the severance agreement is conditioned upon Mr. Kelly’s continued adherence to the non-compete and non-solicitation covenants in his employment agreement for 12 months and the confidentiality provisions indefinitely. The severance agreement also contained a general release of all claims and liabilities by Mr. Kelly in favor of the Company and its current and former employees, officers and directors.

Mr. Kelly did not receive any salary increase or annual bonus for either 2012 or 2013 beyond that provided for in his separation agreement. In addition, all of his outstanding LTI awards of PSUs and RSUs, which were granted in March 2011, 2012 and 2013, and had an aggregate grant value of over $3.6 million, were forfeited in full upon his resignation.

Variable Compensation

Our HRCC believes that our named executive officers should be rewarded upon the achievement of financial and non-financial objectives that either influence or contribute to stockholder value creation. Consistent with our “pay for performance” philosophy, our HRCC established variable compensation for both of the named executive officers who served the entire fiscal 2013 (Messrs. Pehlke and Beard).

Base Salary

For each named executive officer, base salaries are reviewed against levels for positions with similar responsibilities at the peer group companies, using the comparative data prepared by our HRCC’s compensation consultant. Our HRCC then considers individual performance, internal pay equity, functional expertise, experience and scope of responsibilities in approving any changes to the base salary.

As a reflection of the continued challenging economic environment, management did not recommend, and our HRCC did not approve an increase to base salaries for our named executive officers in 2013 except where an officer assumed additional duties and responsibilities during the year.

Annual Incentives

Our Management Incentive Plan or MIP is the vehicle through which we reward our named executive officers with an annual cash bonus for achieving specific performance goals over a one-year period. Under our MIP, determination of the payout level (if any) for each named executive officer’s award is based upon the achievement of a combination of Company performance metrics (weighted at 75 percent) and individual performance factors (weighted at 25 percent). Our HRCC has discretion to modify any payouts (upwards or downwards) under the MIP as appropriate to ensure plan objectives are met, taking into consideration a variety of Company specific or environmental factors. Our MIP awards are subject to the Claw-back Policy adopted by our HRCC.

In 2013 our MIP included three Company performance metrics to determine the pay-out level (if any) of awards: consolidated net revenue, operating margin and revenue per consultant. Payout amounts were set for each metric based on a graduated scale, which included “Minimum”, “Target” and “Maximum” performance levels and corresponding bonus payment levels based on the Company’s business plan and other operational and environmental factors. When setting the 2013 performance targets, non-recurring items such as severance payments made to our former Chief Executive Officer and certain purchase accounting effects relating to the Company’s acquisition of Senn Delaney were factored into the target level as the HRCC believes this practice provides a more appropriate comparison of the Company’s year-over-year performance.

Under our MIP, “Target” performance is the level at which a participant will earn 100 percent of his or her target award. Depending upon the relationship of the Company’s actual financial performance and the individual’s annual evaluation, final payouts under our MIP may be as little as zero and as high as 150 percent of Target. The HRCC sets Company and individual performance goals for the named executive officers at the beginning of the performance period. These goals consist of both quantitative and qualitative performance objectives. Our HRCC considers the reviews conducted by the Chief Executive Officer of the other named executive officers and conducts its own review of the Chief Executive Officer’s performance against those pre-established performance objectives, as well as Company performance milestones achieved during the year.

For 2013, the Company’s financial performance met all “Minimum” performance levels. The Company also met or exceeded each “Target” performance level, with the exception of consolidated net revenue. As a result, the Company performance portion of the MIP was calculated at 93%.

As discussed under the Section heading 2013 Year in Review on page 19, both Messrs. Pehlke and Beard were instrumental in maintaining the quality of the Company’s operations during the year, while effectively executing on individual goals. Their efforts created notable value for the Company and its shareholders, and consequently the HRCC determined that the individual performance component of their MIP payments would be calculated at 125%.

The 2013 bonus paid to each named executive officer under our MIP are set forth below and are fully deductible under Section 162(m) of the Internal Revenue Code of 1986. Of these amounts, 85 percent was paid on March 14, 2014 and the remaining 15 percent will be paid in equal annual installments over the three years beginning in 2015. Because his resignation as our Chief Executive Officer occurred prior to the date the MIP bonuses were paid, Mr. Kelly, did not receive a MIP bonus for 2013. Mr. Marino, our interim Chief Executive Officer was not eligible to participate in the MIP.

Named Executive Officer	Title	Target MIP Bonus	Bonus Earned for 2013
Richard W. Pehlke	Chief Financial Officer	$375,000	$378,751
Stephen W. Beard	General Counsel, Chief Administrative Officer and Corporate Secretary	$350,000	$353,500

Long-Term Incentives

Our HRCC approved certain long-term incentives for the named executive officers in place granted on March 8, 2013 that were provided for under our 2012 GlobalShare Plan. Our LTI program for named executive officers is designed to:

•	Align named executive officers’ interests with those of our stockholders;

•	Motivate named executive officers to enhance our revenues and profitability;

•	Facilitate ownership of Company stock and the achievement of stock ownership guidelines; and

•	Attract and retain top talent.

Although our 2012 GlobalShare Plan allows us to issue a variety of equity based awards, our current LTI awards issued to our named executive officers consist of:

•

Performance Stock Units (PSUs) which are target-based equity grants that generally vest three years from the grant date. Each PSU represents a right to receive shares of our Common Stock upon vesting, however the number of shares actually paid to the executive depends upon and is subject to the achievement of certain performance measures over the vesting period, and is based on a graduated scale ranging from 0 to 200 percent of the initial target amount. At the high and low end of this range, if the Company’s actual three-year average operating income performance is less than 75 percent of our annual operating plan goals, then the PSU pay-out will be 0, however if the three-year average performance is at or above 125 percent of our annual operating plan goals, then the PSU pay-out will be at 200 percent of the initial target amount. Our PSU awards are subject to the Claw-back Policy adopted by our HRCC.

•

Restricted Stock Units (RSUs) which are equity grants that are service-based and will vest in three equal installments (specifically on the first, second and third anniversaries of the date of grant), generally subject to the executive’s continued employment with the Company. Each RSU represents a right to receive one share of our Common Stock upon vesting.

When issuing annual LTI awards, we calculate the number of RSUs or PSUs awarded to the named executive officer by dividing the total dollar value of LTI compensation granted to the officer by the closing price of our Common Stock on the grant date (usually in March of the grant year). All outstanding RSUs and PSUs are credited with dividend equivalents that are payable in cash following vesting. The primary purpose of crediting dividend equivalents on LTI awards is to provide the participant with the same economic benefit as stockholders over the course of the vesting period, but only to the extent the award vests.

In 2013 we issued LTI awards to Messrs. Pehlke, Beard and Kelly, with half of their LTI awards issued as PSUs and the other half issued as RSUs. Mr. Marino was not eligible for a 2013 LTI equity award. Mr. Kelly’s total 2013 LTI award target was 125 percent of his base salary, but the entire award was forfeited upon his resignation. Each of the other named executive officers had an LTI target opportunity equal to 100 percent of base salary. See the “2013 Grants of Plan-Based Awards” Table on page 35 for more details on the equity grants that our HRCC approved. The following is a summary of the outstanding LTI awards issued to Messrs. Pehlke and Beard in 2013.

Named Executive Officer	Target LTI Value	Target # 2013-2015 PSUs	# RSUs
Richard W. Pehlke	$375,000	13,499	13,499
Stephen W. Beard	$350,000	12,599	12,599

The LTI targets for all of our outstanding PSUs are discussed in more detail below and were based on our HRCC’s review of publicly disclosed data for our 2013 peer group for each position and internal pay equity considerations, as well as the Chief Executive Officer’s recommendations and a review of individual performance and potential.

2013-2015 Performance Stock Units.    Our 2013 PSUs issued to Messrs. Beard and Pehlke will vest over a three-year period and be subject to target goals for the Company’s average operating income over the 2013 though 2015 fiscal years. The number of shares eventually earned and paid to our named executive officers (if any) will be based on a graduated scale ranging from 0 to 200 percent of the initial target amount, depending on the Company’s three-year actual average operating income, relative to our annual operating plan goals for that period.

The Company achieved the operating income performance target set by the HRCC for 2013. When setting the 2013 performance target, non-recurring items such as severance payments and certain purchase accounting effects relating to the company’s acquisition of Senn Delaney were factored into the target levels as the HRCC believes this practice provides a more appropriate comparison of the Company’s year-over-year performance.

Since the Company achieved the operating income goal for 2013, the award is currently on track to vest at 100 percent or above target if the Company achieves or surpasses its operating income goals in 2014 and 2015. Our HRCC establishes future operating income goals in the beginning of 2014 and 2015. After the end of the three-year period, the target number of PSUs may be adjusted based on the average operating income (expressed as a percentage of the Company’s target operating income goals) for each annual performance period as follows:

Average Percentage of Operating Income Goals	Percentage of Target PSUs Vesting
125% or More	200% (Maximum)
100%	100% (Target)
75%	50% (Threshold)
Less than 75%	0%

We set performance goals for our PSUs using a three-year average performance approach because:

•	Alignment between operating goals and executive performance as well as named executive officer accountability, is maximized;

•	This approach better enables us to focus on the necessary strategic goals;

•	Final awards are based on average performance over a three-year period, which provides greater focus on sustained long-term results; and

•	The establishment of goals annually allows for more realistic goal setting in a volatile economic environment.

2012-2014 Performance Stock Units.    In March 2012, we granted PSUs to Messrs. Pehlke, Beard and Kelly who were our named executive officers at the time. Mr. Kelly’s PSUs were forfeited upon his resignation from the Company.

The 2012 PSUs will vest over a three-year period and be subject to target goals for the Company’s average operating income over the 2012 though 2014 fiscal years. The number of shares eventually earned and paid to our named executive officers (if any) will be based on a graduated scale ranging from 0 to 200 percent of the initial target amount, depending on the Company’s three-year average operating income, relative to our annual operating plan goals for that period.

The Company did not meet its operating income goal for 2012, but did meet its operating income goal for 2013. Consequently, if the Company meets its operating income goal for 2014, the three-year average of actual Company operating income performance would be more than 75 percent of our annual operating plan goals for that period. This would result in a 2012 PSU pay-out of approximately 68% of the initial target amount.

Payout of 2011-2013 Performance Stock Units.    In 2011, we granted PSUs to Messrs. Beard and Kelly, who were our named executive officers at the time. Mr. Kelly’s PSUs were forfeited upon his resignation from the Company.

The Company’s performance with respect to actual operating income relative to the Company’s target goals for the three fiscal years from 2011 through 2013 warranted a payout of 50 percent of the target amount which resulted in the issuance of 2,530 shares of Common Stock to Mr. Beard. No other current named executive officers received a 2011 grant of PSUs.

Stock Ownership Guidelines.    To enhance the alignment of named executive officers’ interests with that of stockholders, we maintain stock ownership guidelines that were amended by our HRCC on May 24, 2007. Each new executive officer has five years to achieve a stock ownership level equal to a multiple of base salary. The stock ownership guidelines are as follows:

•	Chief Executive Officer: 3x base salary

•	Other Named Executive Officers: 2x base salary

In determining compliance with these guidelines, we include both direct stock ownership and RSU grants, but do not consider PSUs. Each of the named executive officers subject to the policy either satisfied the stock ownership guidelines or is on track to do so within the requisite five-year period.

Perquisites and Other Personal Benefits

We provide our named executive officers with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance and participation in our 401(k) plan. The named executive officers are also reimbursed for expenses incurred for an annual physical examination, for financial planning services (maximum reimbursement for financial planning is $1,080 per year or $3,150 if expenses are incurred for the first time), and permitted limited incidental personal use of business club memberships. Additionally, pursuant to his 2007 employment agreement with the Company, the Company reimbursed Mr. Kelly for the monthly dues for one country club and any initial membership costs used for business entertainment purposes. None of the other named executive officers were provided this perquisite in their employment agreements.

Other Executive Compensation Arrangements

We have adopted other executive compensation arrangements, including our Change in Control Severance Plan (CIC Plan), designed to retain executives in a period of uncertainty; our Management Severance Pay Plan (Severance Plan), designed to provide financial assistance to executives following termination of employment; and employment agreements with each named executive officer. The material terms and conditions of these plans and agreements are summarized below.

“Double-Trigger” CIC Plan.    We maintain a CIC Plan for certain of our executives, including the named executive officers. The CIC Plan provides severance benefits to the executive if his or her employment is terminated by us without “cause”, or if he or she terminates employment with us for “good reason” (each term as defined in the Plan), within two years after a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control). The severance benefits payable to the named executive officers under the CIC Plan, as well as other material terms and conditions, are described in detail under the section entitled “Contingent Payments” on page 41.

We believe that the protection and benefits provided by the CIC Plan motivate our executives to act in the best interests of our stockholders by removing the distraction of post-change of control uncertainties faced by the executive officers with regard to their continued employment and compensation. Change in control protection for executives is also prevalent in the competitive environment in which we operate. The CIC Plan also contains restrictive covenants that prohibit the executives from competing and soliciting clients and employees for a certain period of time following a termination of employment.

Severance Plan.    The Severance Plan provides severance benefits to certain eligible employees, including the named executive officers. Benefits are paid to an eligible employee who is involuntarily terminated by us for other than cause (as defined in the Plan) and is not offered employment with the Company or a successor to the Company. The severance benefits payable to the named executive officers under the Severance Plan, as well as other material terms and conditions, are described in detail under the section entitled “Contingent Payments” on page 41.

Employment Agreements

Below is a summary of the material terms and conditions of the employment agreements we have in place with our named executive officers as of December 31, 2013. We also entered into a separation agreement with Mr. Kelly in connection with his resignation from the Company, as discussed above under “Former Chief Executive Officer.”

Richard Pehlke.    On August 15, 2011, Mr. Pehlke was appointed as our Executive Vice President and Chief Financial Officer. Mr. Pehlke’s letter agreement provides that he is eligible to receive an annual base salary of $375,000 for 2013 (which was increased to $400,000 for 2014), participation in the MIP at Tier I with a target bonus opportunity equal to 100 percent of base salary for the fiscal year, participation in the CIC Plan and Severance Plan at the Tier I level, participation in our equity programs, and participation in our benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Stephen W. Beard.    In connection with his promotion to Executive Vice President, General Counsel and Secretary, we entered into an employment agreement with Mr. Beard dated February 11, 2011, which was amended and restated on May 18, 2011. The agreement provides for an annual base salary, which for 2013 was $350,000 due to his promotion to Chief Administrative Officer as of January 1, 2013. His salary is subject to annual review (but no decrease), participation in the MIP at Tier I with a target bonus opportunity equal to 100 percent of base salary for the fiscal year, participation in the CIC Plan and Severance Plan at the Tier I level, participation in our equity programs, and participation in our benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Jory J. Marino.    On February 25, 2013 the Company entered into an employment agreement with Jory J. Marino in connection with his service as Regional Leader, Americas, the terms of which are described under the heading “Interim Chief Executive Officer” on page 26. Additionally we have also agreed to reimburse Mr. Marino for reasonable and customary expenses actually incurred, including the cost of temporary housing (which includes a residence during his tenure as Interim Chief Executive Officer, in Chicago, Illinois, the Company’s headquarters). Mr. Marino continued to be entitled to the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance, and participation in the Company’s 401(k) plan.

Under the terms of his agreement, if the Company terminates Mr. Marino’s employment without cause, Mr. Marino will be entitled to a severance benefit equal to 75 percent of his Regional Leader base salary and target management bonus. The agreement with Mr. Marino also contains customary provisions regarding non-solicitation of employees and non-competition upon termination of employment for a period of one year, as well as customary confidentiality provisions.

Tracy R. Wolstencroft.    In February 2014, the Company entered into an employment agreement with our new President and Chief Executive Officer, Tracy R. Wolstencroft, under which he will receive:

•	An annual base salary of $850,000 per year.

•	An annual cash bonus target opportunity under our MIP equal to 125% of his base salary, subject to the attainment of certain performance goals established annually by the HRCC.

•

An annual equity award target opportunity equal to 200% of his base salary, issued as a combination of PSUs and RSUs, subject to the attainment of certain performance goals established annually by the HRCC.

Mr. Wolstencroft will participate in MIP at the Tier I level, the CIC Plan and Severance Plan at the Tier I level and our equity programs and our benefit plans at the same level as other senior executives. The agreement provides for severance payable upon termination without cause or resignation for good reason, as well as customary restrictive covenants in favor of the Company.

In addition, the Company also entered into separate one time equity award agreements with Mr. Wolstencroft providing for:

•	125,000 time vesting RSUs that will vest in equal installments on the 3rd, 4th and 5th anniversary of the date of grant; and

•

125,000 PSUs that will vest after the 2nd anniversary of the date of grant upon specified stock price increases from $15.97 (specifically, 31,250 PSUs will vest upon the achievement for 20 consecutive trading days of price increases at 115%, 130%, 145% and 160%).

Payment of the RSUs and PSUs issued to Mr. Wolstencroft are subject to his continued employment with the Company.

Claw-back Policy

We have adopted a Claw-back Policy which is intended to incorporate the SEC’s forthcoming rules regarding the recoupment of executive compensation (i.e., claw-backs) under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the Sarbanes-Oxley Act of 2002 requirements. This policy will be applied to all applicable incentive compensation for our named executive officers and will enable the Company to take the steps necessary to recoup executive compensation when warranted.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deduction that a publicly held corporation is allowed for compensation paid to the chief executive officer and the other three most highly compensated executive officers other than the chief financial officer. Amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. We consider ways to maximize the deductibility of executive compensation but reserve the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States. We have taken appropriate steps, including obtaining stockholder approval, with the intention of enabling stock options and performance-based awards made pursuant to the 2012 GlobalShare Plan and annual incentives under the MIP to be fully deductible where consistent with our compensation strategy.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the last three fiscal years, and only reflect information for those years in which the officer served as a “named executive” of the Company.

Name & Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Jory J. Marino	2013	850,000	887,671	—	—	27,195	1,764,866
Interim Chief Executive Officer

Richard W. Pehlke	2013	375,000	—	375,002	378,751	—	1,128,753
Chief Financial Officer	2012	375,000	—	374,996	201,600	—	951,596
	2011	269,500	109,375	200,000	83,125	—	662,000

Stephen W. Beard	2013	350,000	—	350,000	353,500	12,283	1,065,783
General Counsel, Chief Administrative Officer and Secretary	2012	293,750	—	299,980	161,250	11,960	766,940
	2011	275,000	—	275,007	242,000	—	792,007

L. Kevin Kelly(6)	2013	544,923	—	1,050,000	—	3,880,761	5,475,684
Former Chief Executive Officer	2012	840,000	—	1,050,012	—	139,052	2,029,064
	2011	840,000	—	1,550,017	655,200	13,185	3,058,402

(1)	The 2013 salary amount for Mr. Marino reflects: (i) payment of 12 months of his consultant salary at a rate of $300,000 per annum; (ii) payment of 12 months of his Regional Leader salary at a rate of $375,000 per annum; and (iii) a prorated monthly management stipend of $31,250 beginning on July 15, 2013 in connection with his role as Interim Chief Executive Officer. The 2011 salary amount for Mr. Pehlke reflects: (i) he was not employed by the Company until August 15, 2011; and (ii) he received $94,500 in consulting fees for services he performed in 2011 prior to joining the Company. The 2013 salary amount for Mr. Kelly reflects payment of his regular salary from January 1 through August 23, 2013.

(2)	The 2013 bonus amount for Mr. Marino reflects: (i) his prorated discretionary bonus related to his service as Regional Leader, Americas in an amount of $236,133; and (ii) his annual bonus earned under the Company’s FSOB Program based on revenue credits earned by him during the year for both the origination of new business and for execution of client service engagements in the amount of $651,538. For Mr. Pehlke, the amount in 2011 represents a minimum bonus of $109,375 for his first year of employment with the Company. With respect to all payments in this column, 85% was paid in cash on the grant date and the remaining 15% was mandatorily deferred and will be paid in cash in equal annual installments over three years.

(3)	This column reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs was based on the closing price of the common stock on the grant date. The fair value of the target number of PSUs was estimated based on our closing stock price on the grant date. The maximum potential value of the 2013 PSUs using the closing stock price on the grant date for each of the named executive officers is: Mr. Pehlke $375,002, Mr. Beard: $350,000 and Mr. Kelly: $0. The PSUs issued to Mr. Kelly for 2011, 2012 and 2013 which totaled over $3.6 million in grant date fair value, were forfeited upon his resignation from the Company.

(4)	The amounts in this column reflect total awards granted to our named executive officers under our MIP, 85% of which was paid in full at the time of grant and the remaining 15% of which was mandatorily deferred and will be paid in cash ratably over three years. These awards are discussed in further detail starting on page 27.

(5)	This column reflects all other compensation paid to the executive, including perquisites that have an aggregate value of $10,000 or more. For Mr. Marino, the amount for 2013 includes $26,468 in temporary living expenses (from July 15 through December 31, 2013) and other miscellaneous services. For Mr. Beard, the amount for 2013 includes club fees, parking and an annual physical examination. For Mr. Kelly, the amount for 2013 includes his entire severance benefit of $3,869,776 which is payable over two years and described in further detail under the heading “Compensation Discussion and Analysis—Former Chief Executive Officer”, plus club fees, annual physical exam and other miscellaneous services. Mr. Kelly’s severance arrangement is entirely consistent with, and does not exceed any of the benefits to which he was previously entitled under the Company’s applicable severance policies for named executive officers and his employment agreement, all of which have been discussed in the Company’s previous proxy statements.

(6)	On July 15, 2013 Mr. Kelly resigned as the Company’s President and CEO. The stock awards shown in this table for Mr. Kelly were forfeited in their entirety upon his resignation.

2013 GRANTS OF PLAN-BASED AWARDS TABLE

The table below sets forth certain information with respect to awards that were granted during the fiscal year ended December 31, 2013 for each named executive officer.

Name & Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jory J. Marino	—	—	—	—	—	—	—	—	—	—	—
Interim Chief Executive Officer

Richard W. Pehlke	(1)	187,500	375,000	562,500	6,750	13,499	26,998	13,499	—	—	375,002
Chief Financial Officer

Stephen W. Beard	(1)	175,000	350,000	525,000	6,300	12,599	25,198	12,599	—	—	350,000
General Counsel, Chief Administrative Officer & Secretary

L. Kevin Kelly	(1)	420,000	840,000	1,260,000	18,869	37,797	75,594	37,797	—	—	1,050,000
Chief Executive Officer

(1)	Non-Equity Incentive Plan Awards are awarded under our MIP for 2013, the performance goals for which were established by the HRCC in February 2013 and the final evaluation of those performance goals was determined in February 2014. Equity Incentive Plan Awards are PSUs issued on March 8, 2013, and All Other Stock Awards are RSUs also issued on March 8, 2013. In February of each year (including 2013) our HRCC designates and approves six specific equity grant dates for the year.

(2)	Represents amounts payable under the MIP for meeting specified levels of performance in 2013. Amounts reflect the range of potential payouts when the performance goals were set in February 2013. Final payouts under our MIP may be as little as zero and as high as 150 percent of Target. If the performance goals based on Company financial performance are not met at the threshold level (which would provide a payment equal to 50% of target), the amount, if any, payable under the MIP with respect to that component is at the discretion of our HRCC. The amounts actually paid under the MIP for 2013 appear in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 34.

(3)	Represents grants of PSUs awarded in 2013 under our 2012 GlobalShare Plan which are target-based equity grants that vest three years from the grant date, and are subject to the achievement of certain performance measures. The PSUs are stated at their target number of shares. Upon vesting, the recipients will receive anywhere from 0% to 200% of the target number of shares based on actual company performance over the performance period. The unvested PSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the PSUs vest.

(4)	Represents grants of RSUs awarded in 2013 under our 2012 GlobalShare Plan which are service-based equity awards that vest in three equal installments (the first, second and third anniversaries of the date of grant), generally subject to the executive’s continued employment with the Company. All unvested RSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the RSUs vest.

(5)	Reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs is based on the closing price of the common stock on the grant date. The fair value of the target number of PSUs was estimated based on our closing stock price on the grant date; the ultimate number and value of PSUs earned over the performance period from January 1, 2013 through December 31, 2015 will depend on our average percentage of Operating Income achieved relative to target Operating Income goals and the price of our stock at vesting.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below includes certain information with respect to restricted stock units and performance stock units previously awarded to the named executive officers that were outstanding as of December 31, 2013. The market value of each award was determined using our closing stock price on December 31, 2013 (the last trading day of 2013), $20.14.

	Option Awards					Stock Awards
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Jory J. Marino						—		—	—		—
Interim Chief Executive Officer

Richard W. Pehlke						4,024	(1)	81,043	9,093	(2)	183,133
Chief Financial Officer						6,062	(3)	122,089	13,499	(4)	271,870
						13,499	(5)	271,870	—		—

Total						23,585		475,002	22,592		455,003

Stephen W. Beard						1,687	(6)	33,976	2,530	(7)	50,954
General Counsel, Chief Administrative Officer & Secretary						4,850	(3)	97,679	7,274	(2)	146,498
						12,599	(5)	253,744	12,599	(4)	253,744

Total						19,136		385,399	22,403		451,196

L. Kevin Kelly						—		—	—		—

(1)	Consists of the unvested portion of a promotional RSU grant to Mr. Pehlke on September 28, 2011 that vests in three equal installments (the first, second and third anniversaries of the date of grant), generally subject to the executive’s continued employment with the Company.

(2)	Consists of PSUs granted on March 8, 2012 which are target-based equity grants that vest three years from the grant date, and are subject to the achievement of certain performance measures. The PSUs are stated at target. The number of shares that vest will range from 0% to 200% of target based on actual company performance over the performance period.

(3)	Consists of the unvested portion of RSUs granted on March 8, 2012 that vest in three equal installments (the first, second and third anniversaries of the date of grant), generally subject to the executive’s continued employment with the Company.

(4)	Consists of PSUs granted on March 8, 2013 which are target-based equity grants that vest three years from the grant date, and are subject to the achievement of certain performance measures. The PSUs are stated at target. The number of shares that vest will range from 0% to 200% of target based on actual company performance over the performance period.

(5)	Consists of RSUs granted on March 8, 2013 that vest in three equal installments (the first, second and third anniversaries of the date of grant), generally subject to the executive’s continued employment with the Company.

(6)	Consists of the unvested portion of RSUs granted on March 8, 2011 that vest in three equal installments (the first, second and third anniversaries of the date of grant), generally subject to the executive’s continued employment with the Company.

(7)	Represents shares of stock issued on March 10, 2014 for settlement of PSUs issued on March 8, 2011 and that paid out at 50%.

2013 OPTION EXERCISES AND STOCK VESTED TABLE

The table below includes certain information with respect to the vesting of restricted stock units for the named executive officers during the fiscal year ended December 31, 2013. No stock options were exercised by the named executive officers during 2013.

	Stock Awards
Name & Principal Position	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Jory J. Marino	—	—
Interim Chief Executive Officer

Richard W. Pehlke	7,054	118,779
Chief Financial Officer

Stephen W. Beard	6,631	99,321
General Counsel, Chief Administrative Officer and Secretary

L. Kevin Kelly	29,582	422,945
Former Chief Executive Officer

(1)	The amounts reflect the number of RSUs converted into common shares on a one-for-one basis from grants issued in 2010, 2011 and 2012 for Messrs. Beard and Kelly, and grants issued in 2011 and 2012 for Mr. Pehlke. In connection with the vesting of shares in this column, related dividend equivalents were paid to each executive officer in the amount of $5,760 for Mr. Pehlke, $6,947 for Mr. Beard and $29,529 for Mr. Kelly.

(2)	The amounts reflect the pre-tax value of the number of RSUs vesting multiplied by the closing market price of our stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

PENSION BENEFITS

Pension benefits are not provided to any of our named executive officers.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to our U.S. Employee Deferred Compensation (EDC) Plan, each named executive officer (based in the U.S. only) may defer up to 25% of his or her base salary not to exceed $500,000 per year and/or up to 25% of his or her cash incentive compensation not to exceed $500,000 per year. The purpose of the EDC Plan is to facilitate future wealth creation and individual financial planning by deferring payments earned today to the future.

A participant completes an election form at the time he or she enrolls in our EDC Plan and chooses from investment funds offered by Vanguard (the EDC Plan Administrator). We do not contribute to the amount deferred nor do we provide above market rates on the investment funds. Vanguard calculates the earnings for the funds selected for each participant’s account. A participant makes distribution elections on the enrollment form and can elect to receive his or her distributions on either a date specified in the future (as long as it is at least three years from the effective date that contributions begin) or upon termination. A participant can also elect to receive his or her distributions in either a lump sum or in installments (over five, ten or fifteen years) paid quarterly and/or on a declining balance approach.

In 2013, the only named executive officer who participated in, or had an account balance under our EDC was Mr. Marino.

Nonqualified Deferred Compensation for 2013
Name & Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jory J. Marino Interim Chief Executive Officer	0	0	90,747	0	631,856

(1)	Aggregate earnings were not included in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

We provide certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. Certain benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continued medical coverage pursuant to COBRA). These incremental benefits as they pertain to the named executive officers are described below.

CIC Plan

All named executive officers who are officers subject to Section 16 of the Securities Exchange Act of 1934 are participants under the CIC Plan. The CIC Plan provides severance benefits to the executive if he or she is terminated by us without cause, or if the executive terminates his or her employment with us for good reason, within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control).

The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

•	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time.

•	A prorated bonus payment equal to the participant’s annual target bonus under the MIP as of the date immediately prior to the change in control (the “bonus amount”).

•	A lump sum payment equal to the sum of the participant’s base salary (the highest annual rate during the preceding 12 months) and annual target bonus amount multiplied by a factor of:

•	2.5 for the Chief Executive Officer.

•	2.0 for any participant in a Tier I position, which includes all other named executive officers.

•	1.0 for any participant in a Tier II position.

•

Double trigger accelerated vesting of unvested stock awards (PSUs vest at the greater of target level or the number that would be achieved based on performance) after a change in control if the CIC Plan participant’s employment is terminated for certain reasons within the two-year period beginning on the date of a change in control.

•	Continuation of health, dental and/or vision benefits for up to one year at no additional cost to the participant with the same terms in effect immediately prior to the termination date.

•	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the participant was terminated for cause).

•

The CIC Plan does not provide an excise tax gross-up, but instead permits all participants to either elect to have their parachute payments reduced to ensure no excise tax liability or to receive the full amount of parachute payments and be responsible for paying all related excise taxes, interest and penalties.

The CIC Plan contains restrictive covenants that prohibit the participant, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the participant must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which we are a party.

For purposes of the CIC Plan:

•

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from us (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to us.

•

“Good reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) our failure to continue substantially similar benefits under its welfare and fringe benefit plans, its taking any action that adversely affects or reduces the executive’s benefits under such plans, or its failure to provide the executive with his or her accrued vacation days in accordance with our policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan.

•

“Change in control” means (i) a person’s acquisition of more than 30% of the voting power of our outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors elected by at least  2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation that (A) results in our outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities immediately after the transaction, or (B) after which no person holds 30% or more of the combined voting power of the outstanding securities immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event we cease to be subject to Section 13 or 15(d) of the Securities Exchange Act and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, or our executive officers own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities.

Severance Plan

The Severance Plan provides severance benefits to select employees. Benefits are not available if the termination is due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary rate in effect on the date of termination and target bonus amount multiplied by a factor of:

•	2.0 for the Chief Executive Officer;

•	1.5 for any Tier I MIP participant (other than the Chief Executive Officer), which includes each of the other named executive officers.

The severance benefits will be paid to the participant in equal installments over the severance period in accordance with applicable payroll procedures, beginning no later than 30 days after the participant delivers an executed release. In addition, the Severance Plan includes six-month non-solicitation and non-compete provisions that apply to the extent the participant is not already subject to such restrictions pursuant to another agreement with us.

Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy

We maintain a Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy (Retirement Policy). Under the Retirement Policy, an employee is eligible for retirement if all three of the following criteria have been met:

•	Age 55 or older on the date of retirement;

•	Combined age and years of service add up to at least 70 on the date of retirement; and

•	Notification of the intent to retire is made no later than October 15th of the fiscal year before the year of actual retirement.

Our Retirement Policy allows for the continued vesting of RSUs and bonus cash deferrals, and the payment of the annual incentive, if any, that would have been payable in the year of retirement even if the employee retires prior to the actual date of payment.

Mr. Marino is the only named executive officer who qualified for retirement under the Retirement Policy as of December 31, 2013.

2012 GlobalShare Plan

All employees are eligible to receive awards under our 2012 GlobalShare Plan. For purposes of the Plan, the definition of a change in control is the same as included in our CIC Plan (see page 31 and 38 for more details).

All agreements with respect to awards of stock options, RSUs and PSUs granted under the 2012 GlobalShare Plan provide for immediate vesting of all outstanding awards in the event of a termination by reason of death or disability as defined under the Program. In such events, the PSUs would vest at target upon death or disability. The award agreements were amended in 2011 to provide that (1) after a change in control and an executive officer’s termination of employment for certain reasons within the two-year period beginning on the date of a change in control, the unvested awards immediately vest and (2) awards under agreements will be subject to any Claw-back Policy developed by the Board or HRCC that is consistent with applicable law.

Bonus Deferrals

Management Incentive Plan.    As noted above, 15 percent of each named executive officer’s earned MIP bonus for a particular year is mandatorily deferred and the deferred amount is then paid out equally over the following three years. In the event of a change in control, death or disability, such amounts would vest and be paid out in a single lump sum within 30 days. If an executive officer leaves prior to payment of any deferred MIP bonus amount, such amounts are forfeited.

Fee and Source of Business Plan.    Our consultants also must defer 15 percent of the annual bonus amounts earned under the Company’s FSOB Plan which is our compensation plan that covers all employees in a consultant role and provides a tiered payout based on the revenue credits earned by the consultant for both origination of new business and for execution of client service engagements. The deferred amount is then paid out equally over the following three years. If an executive officer leaves prior to payment of any deferred FSOB bonus amount, such amounts are forfeited.

The named executive officers had the following deferred amounts outstanding at December 31, 2013 under either our MIP or FSOB Program:

		Outstanding Amount of Deferred Bonus Payout for:
Executive		2010	2011	2012
Jory J. Marino	(earned under FSOB)	$26,701	$7,901	—
Richard W. Pehlke	(earned under the MIP)	—	$19,250	$30,240
Stephen W. Beard	(earned under the MIP)	$5,000	$24,200	$24,187
L. Kevin Kelly		—	—	—

Contingent Payments

The tables below show the additional benefits and payments to be made in the event of a termination by us without cause, resignation by the executive for good reason, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2013 (the last business day in fiscal 2013) for each of Richard W. Pehlke, Stephen W. Beard and Jory J. Marino. The termination benefits for Mr. Kelly pursuant to his separation agreement are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

Jory J. Marino

At December 31, 2013 Mr. Marino was entitled to severance benefits under our Severance Plan applicable to our named executive officers as well as our severance plan for U.S. employees and his employment contract with the Company, all of which provided benefits for a termination without cause. Under the terms of these documents, the Company would determine the potential payout to Mr. Marino in the event of a termination without cause under: (i) the Severance Plan; and (ii) the severance plan for U.S. employees and his employment contract, and Mr. Marino would be entitled to the greater benefit. The following table represents the Company’s obligation to Mr. Marino under the Severance Plan (described on pages 31 and 40) in the event of a termination without cause as that would have generated the greater benefit as of December 31, 2013.

	Involuntary Termination Without Cause (4)		Death or Long-Term Disability	Termination following a Change in Control (1)
Base salary	$2,100,000		—	$2,625,000
Management bonus	$750,000		—	—
Prorated bonus	—		—	—
Continued health coverage	$15,740	(2)	—	$11,732	(3)
Vesting of unexercisable stock options	—		—	—
Vesting of outstanding RSUs and PSUs	—		—	—
Vesting of deferred Fee/SOB Bonuses	—		—	—

Total	$2,865,740		$—	$2,636,732

Richard W. Pehlke

	Involuntary Termination Without Cause (4)		Death or Long-Term Disability (5)	Termination following a Change in Control (1)
Base salary	$562,500		—	$750,000
Management bonus	$562,500		—	$750,000
Prorated bonus	—		—	$375,000
Continued health coverage	$15,740	(2)	—	$11,732	(3)
Vesting of unexercisable stock options	—		—	—
Vesting of outstanding RSUs and PSUs (6)	—		$930,005	$930,005
Vesting of deferred MIP Bonus (7)	—		$49,490	$49,490

Total	$1,140,740		$979,495	$2,866,227

Stephen W. Beard

	Involuntary Termination Without Cause (4)		Death or Long-Term Disability (5)	Termination following a Change in Control (1)
Base salary	$525,000		—	$700,000
Management bonus	$525,000		—	$700,000
Prorated bonus	—		—	$350,000
Continued health coverage	$22,384	(2)	—	$17,288	(3)
Vesting of unexercisable stock options	—		—	—
Vesting of outstanding RSUs and PSUs (6)	—		$887,529	$887,529
Vesting of deferred MIP Bonus (7)	—		$53,387	$53,387

Total	$1,072,384		$940,916	$2,708,204

(1)	The amounts payable under the CIC Plan.

(2)	Reflects both the individual and Company-paid premiums for such coverage.

(3)	Reflects only the Company-paid premiums for such coverage.

(4)	Reflects amounts payable under the Severance Plan.

(5)	The immediate vesting of the equity awards upon termination due to death or disability is a benefit provided under all of the executives’ outstanding equity agreements. In addition, the executive will receive the deferred portion of his MIP bonuses.

(6)	The amounts are equal to the closing stock price on December 31, 2013 ($20.14) multiplied by the number of outstanding unvested RSUs and target PSUs.

(7)	Vesting of the deferred portion of the 2010, 2011 and 2012 MIP bonuses is accelerated upon death, disability or change in control.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jill Kanin-Lovers (Chair)

Mark Foster

Jane D. Hartley

Gary E. Knell

ITEM 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers.

The Board encourages stockholders to carefully review the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis, for a thorough discussion of the Company’s compensation program for named executive officers. The Company’s executive compensation objectives are to: (i) link pay with performance; (ii) be aligned with stockholder interests; (iii) support the execution of our business strategy; and (iv) attract, retain, and reward the best talent. To achieve these goals, our executive compensation programs are designed to:

•	Link compensation to stockholder value creation and the long-term profitable growth of the Company;

•	Be market competitive with the executive search, leadership advisory and other consulting firms, both public and private, with which we compete for executive talent;

•	Support our key business strategies, as well as our revenue and operating income growth objectives;

•	Be internally fair and equitable between executives;

•	Reflect an executive’s individual performance and career potential; and

•	Encourage Company stock ownership.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion, is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board or the Human Resources and Compensation Committee, although the Board and the Human Resources and Compensation Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

The current frequency of our stockholder advisory vote to approve executive compensation is annually, and the next such vote will be held at our 2015 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

ITEM 3—APPROVAL OF AMENDMENT TO THE 2012 GLOBALSHARE PROGRAM

Our 2012 GlobalShare Plan (2012 GSP) allows us to issue grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards to directors and selected employees and independent contractors. We have used the 2012 GSP to provide equity incentive awards to directors, officers and employees over the last two years. Previously, we provided equity incentive awards under our 2007 GlobalShare Plan (2007 Plan). The 2012 GSP has a term of ten years and will expire on May 24, 2022.

Amendment

Subject to stockholder approval, our Board will approve an amendment to the 2012 GSP to increase the number of shares of Common Stock reserved for issuance under the 2012 GSP by 700,000 shares. In assessing the appropriate number of additional shares of Common Stock available for issuance under the 2012 GSP, recognizing the importance of equity as a component of our compensation programs, our HRCC considered, among other items, our compensation philosophy and practices, feedback from our shareholders, as well as input from Pay Governance, the Committee’s independent compensation consultant.

In addition we are also asking stockholders to reapprove the material terms of the performance goals that may be used in granting performance-based awards under the 2012 GSP that are intended to satisfy the requirements for the “performance-based compensation exception” under Section 162(m) of the Internal Revenue Code of 1986, as amended (Code).

Purpose of the Amendment

We are seeking stockholder approval of this amendment in order to expand our efforts to more fully align the interests of our key employees and officers to those of our stockholders, and to continue to reward key employees and officers for shareholder value creation. In addition, by obtaining stockholder approval of the material terms of the 2012 GSP’s performance goals, we will preserve our ability to claim tax deductions for compensation paid and to meet other performance related qualifications for incentive awards under the Code.

We believe that our current and future success and profitability depends upon our ability to provide competitive levels of pay necessary to attract, motivate and retain the highest caliber of consultants required to maintain our strong brand in the marketplace. Equity is a key component of the total pay package and closely aligns the interests of our consultants, managers and executives with those of our stockholders. We use equity to more effectively compete for top talent, given that this attractive type of long-term incentive vehicle is only available to a few of our direct competitors as most are privately held. We believe that the use of equity awards also maintains our strong base of highly talented consultants and has had a significant positive impact on our financial results and overall business strategy.

The 2012 GSP is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain employees who we expect will contribute to our financial success. Our Board believes that awards granted pursuant to the 2012 GSP are a vital component of our compensation program and align the interests of our employees with those of our stockholders and to continue to reward key employees and officers for shareholder value creation.

Overview of 2012 GSP

The 2012 GSP was approved by our Board and stockholders in 2012. The 2012 GSP originally authorized 1,300,000 shares of Common Stock for issuance pursuant to awards under the plan. As of April 1, 2014 (the record date for the 2014 annual meeting), there were 919,403 shares available for grant for future awards under the 2012 GSP (and no shares available under the 2007 GSP). However, our Board believes that this number of shares is not sufficient in view of our strategic plans for the Company’s compensation structure and goals to better align the interest of our senior and key employees with the interests of our stockholders.

Taking into consideration the Company’s goals and objectives relative to better alignment of officer and key employee interests with those of stockholders and rewarding key employees and officers for shareholder value creation, the Board believes that the availability of the additional 700,000 shares will ensure that the Company continues to have a sufficient number of shares authorized for issuance.

The Board therefore believes that it is appropriate at this time to amend the 2012 GSP in order to reserve and make available for issuance 700,000 additional shares.

Performance Goals

In addition to asking stockholders to approve the amendment to increase the number of shares of Common Stock issuable under the 2012 GSP, we are also asking stockholders to reapprove the material terms of the performance goals that may be used in granting performance-based awards under the 2012 GSP that are intended to satisfy the requirements for the “performance-based compensation exception” under Section 162(m) of the Code. Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer or any of the three highest-paid officers, other than the chief executive officer and chief financial officer, in either case serving on the last day of the fiscal year. “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. One of these requirements is that the material terms of the performance goals must be approved by stockholders. For this purpose, the material terms include: (i) the employees eligible to receive the performance-based compensation; (ii) the business criteria on which the performance goals are based; and (iii) the limit on the amount of compensation that could be paid to any employee, each as set forth below.

The material terms of the performance goals applicable to awards granted under the 2012 GSP were last approved by stockholders in 2012. Stockholder reapproval must be obtained at least every five years for plans, such as the 2012 GSP, that have targets or goals that our HRCC has the authority to change. Even though such stockholder approval is therefore not required until 2017, the Company is seeking stockholder approval in connection with approval of the amendment to the 2012 GSP.

Key Factors to Consider

•	As of April 1, 2014, the market value of a share of our common stock as quoted on the Nasdaq stock market was $20.34.

•

Our total potential dilution from all outstanding equity awards and shares available for grant as part of our equity compensation program if this proposal is approved by our stockholders is 11.3% (2,313,602 shares divided by 20,519,783 shares), calculated on a fully-diluted basis.

•

We estimate that the shares requested, combined with those currently available for grant, will be sufficient for equity awards over the next 5 years. However, this estimate assumes no modifications in the scope of, or rate of participation in, our equity compensation programs.

•

Although our GlobalShare Plan allows us to issue a variety of equity based awards, our current equity awards issued to our named executive officers consist of Performance Stock Units which are equity awards that depend upon the Company achieving certain key performance measures over time and Restricted Stock Units which are equity grants that are service-based and are useful retention vehicles for key officers and employees.

Recent Burn Rate Considerations

As a professional services firm, we seek to balance the need to attract, motivate and retain top talent in a highly competitive business with the need to manage our annual use of equity or “burn rate.” Our annual burn rate is equal to the total number of equity awards granted in a given year divided by the weighted average number of common shares outstanding. We previously pledged that beginning in 2009, we would manage our annual burn rate to approximately 3%.

Our burn rates are well below this pledge, with burn rates shown below for 2011-2013 of:

Year	Full-Value Shares Granted¹	Weighted Average Number of Common Shares Outstanding¹	Burn Rates
FY2013	174,508	18,077,000	0.97%
FY2012	182,438	17,971,000	1.02%
FY2011	224,583	17,780,000	1.26%

¹ Includes performance shares earned during fiscal year not granted.		HSII 3-Year Avg	1.08%

Corporate Governance Considerations

Our 2012 GSP includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

•

No “Evergreen Provision.”    The Program specifies a fixed number of shares available for future grants and does not provide for any automatic increase based on an increase in the number of outstanding shares of Common Stock.

•

No Discounted Stock Options.    The Program prohibits the granting of stock options at an exercise price that is less than the fair market value of the Common Stock on the date the stock option is granted.

•

No Repricing without Stockholder Approval.    Neither the Program nor any award agreement may be amended to provide for the repricing of stock options, without first obtaining the approval of our stockholders.

•

Limitation on Reuse of Shares.    The shares delivered to, or withheld by, the Company as payment for an award (including the exercise of a stock option) or as payment of any required withholding taxes cannot be reissued in connection with subsequent awards under the Program, and all shares subject to the award count toward the number of shares used under the Program.

•

Limitations on Size of Awards.    The Program limits the number of shares that may be granted to any participant who is or may be a “covered employee” in any calendar year to 200,000 stock options or stock appreciation rights awards and 200,000 performance-based awards (provided that for the initial year of employment these limits are 400,000).

•

Prohibition of “Reload” Options.    The Program expressly prohibits the use of “reload” options. Under a reload option, if a participant pays for all or a portion of the exercise price of a stock option or the related withholding tax by delivering to the Company shares covered by the option, the participant would be granted a new option equal to the number of option shares delivered to pay the exercise price and withholding taxes.

•	Minimum Vesting Requirements. The Program contains one-year minimum vesting for performance-based awards and three-year minimum vesting for time-based awards.

•	Claw-Back Policy. Any award granted under this Program will be subject to any Claw-back Policy developed by the Board or the HRCC that is consistent with applicable law.

•

Double-trigger Change in Control.    All of the equity awards we have granted since 2011 contain a “double trigger” CIC vesting provision, meaning that vesting is accelerated only if there is both a CIC and a termination of employment within two years following the CIC.

Description of the 2012 GSP

The principal features of the 2012 GSP are described below. The description below is qualified in its entirety by reference to the complete text of the 2012 GSP which is attached as Annex B to this proxy statement. Stockholders are encouraged to review the Program carefully. The increased number of shares of Common Stock reserved for issuance under the 2012 GSP will not become effective unless stockholder approval is obtained at the Annual Meeting.

Number of Shares of Common Stock.    The maximum number of shares of Common Stock authorized to be issued under the 2012 GSP upon approval of the amendment will be 2,000,000 shares of Common Stock, of which 719,372 had been issued as of April 1, 2014. Also available will be any of the shares already subject to awards granted and outstanding under the 2012 GSP and the 2007 GlobalShare Plan that cease to be subject to such awards for any reason (other than by exercise for, or settlement in, shares).

Limits on Issuances.    Under the 2012 GSP:

i.	the maximum number of shares issuable as stock options or stock appreciation rights in any calendar year to any employee who is or may be a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) is 200,000,

ii.	the maximum number of shares that may be used for awards (other than stock options and stock incentive rights) intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be granted in any calendar year to an employee who is or may be a covered employee under Section 162(m) of the Code is 200,000, and

iii.	the maximum number of shares issuable as incentive stock options is 1,300,000. Notwithstanding the foregoing, for the first fiscal year of employment, the maximum number of shares issuable pursuant to each of (i) and (ii) in the preceding sentence is 400,000.

How Shares are Used.    Shares issuable under the 2012 GSP may be authorized but unissued shares or treasury shares. Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the 2012 GSP, including those awards granted and outstanding under the 2007 GlobalShare Plan. However, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of such participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and the aggregate number of shares subject to the award will count toward the number of shares issued under the 2012 GSP.

The number of shares issuable under the 2012 GSP is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in our capital structure or any similar corporate transaction. In such case, our HRCC has the discretion to make adjustments as it deems necessary to preserve the intended benefits under the 2012 GSP.

Transferability of Awards.    No award granted under the 2012 GSP may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted by the HRCC.

Administration.    The 2012 GSP is administered by the HRCC, or a subcommittee thereof that is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” definition under Section 162(m) of the Code. Our HRCC has full authority to select the employees and independent contractors who will receive awards under the Program, determine the form and amount of each of the awards to be granted to directors, employees and independent contractors, and establish the terms and conditions of such awards.

Eligibility.    All of our directors, and our employees and independent contractors (and employees and independent contractors of our subsidiaries and affiliates) who are designated by our HRCC, are eligible to receive awards under the Program. As of April 1, 2014, approximately 1,500 directors, employees and independent contractors are eligible to participate in the 2012 GSP.

Award Agreements.    Each award made under the 2012 GSP will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by our HRCC in its sole discretion.

Awards Under the Program.    The 2012 GSP provides for discretionary awards of stock options, stock appreciation rights and other stock-based awards, including restricted stock and stock units. Other stock-based awards may, in the discretion of our HRCC, be performance based.

Stock Options.    Our HRCC has the sole discretion to grant either non-qualified stock options or incentive stock options to employees, and non-qualified stock options to non-employee directors and independent contractors. Our HRCC has the discretion to set the terms and conditions applicable to the options, including the type of option, and the number of shares subject to the option, provided that:

i.	the exercise price of each option will not be less than the closing sales price of a share on the date of grant (“fair market value”),

ii.	an option will not vest earlier than either 100 percent on the third anniversary of the date of grant or 33 1/3 percent on each of the first three anniversaries of the date of grant (although our HRCC has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause), and

iii.	each option will expire not more than 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules:

i.	the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which an incentive stock option is exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, so much of the option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; and

ii.	if an incentive stock option is granted to an employee who owns stock possessing more than 10 percent of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option will be 110 percent of the closing price of a share on the date of grant and the incentive stock option will expire no later than five years from the date of grant.

Stock Appreciation Rights.    Stock appreciation rights may be awarded under the 2012 GSP, subject to terms and conditions determined by our HRCC. Each right entitles the holder to receive the difference between the fair market value of a share on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the stock appreciation right will be paid in cash or in shares (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. Our HRCC has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that:

i.	the exercise price of each stock appreciation right will not be less than 100 percent of the fair market value of a share on the date of grant;

ii.	unless otherwise provided in the award agreement, a stock appreciation right will not vest earlier than either 100 percent on the third anniversary of the date of grant or 33 1/3 percent on each of the first three anniversaries of the date of grant (although our HRCC has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause); and

iii.	each stock appreciation right will expire not more than ten years from the date of grant.

Other Stock-Based Awards.    Our HRCC may grant restricted stock awards, restricted stock units, and other awards that are valued or based on the fair market value of the shares. (Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share or cash equal to the fair market value of one share on such date or event, as provided in the award agreement.) The number of shares or units awarded to each participant, and the terms and conditions of each award, will be at the discretion of our HRCC, provided that:

i.	an award conditioned on continued service or the occurrence of an event will not vest earlier than either 100 percent on the third anniversary of the date of grant or at a rate of 33 1/3 percent on each of the first three anniversaries of the date of grant; and

ii.	an award conditioned solely or in part on attainment of performance goals will not vest earlier than the first anniversary on the date of grant (although our HRCC has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Performance-Based Awards.    Other stock-based awards may be subject to the attainment of performance goals established by our HRCC. Our HRCC will establish performance goals and targets for participants for achievement of the performance goals, and, if the performance goals and targets are achieved for the designated performance period, will award shares of Common Stock or other stock-based awards on the date the goals and targets are achieved, as provided in the award agreement. None of the performance goals applicable to an award of performance shares will be deemed satisfied sooner than the date specified in the award agreement (although our HRCC has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Payment and Withholding Taxes.    Our HRCC may make one or more of the following payment methods available for payment of any award, including the exercise price of a stock option:

i.	cash;

ii.	cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price;

iii.	delivery (either directly or through attestation) of previously acquired shares that have an aggregate fair market value on the date of exercise equal to the exercise price; or

iv.	by directing the Company to withhold shares otherwise issuable in connection with the award having a fair market value equal to the exercise price. In the event any withholding tax is required to be withheld in connection with an award, our HRCC may permit the holder of the award to satisfy the minimum required tax obligation by using one or more of the payment alternatives described above.

Provisions Relating to a “Change in Control” of the Company.    Notwithstanding any other provision of the 2012 GSP or any award agreement, in the event of a “Change in Control” of the Company all outstanding awards that are Assumed (see Section 12(b) of the 2012 GSP for a definition of “Assumed”) by the successor entity subject to time-based vesting shall continue to vest pursuant to the terms of the applicable award agreement and for all outstanding awards that vest based on the satisfaction of performance criteria, the performance-criteria will be deemed to be satisfied at the higher of the target level or the actual performance level as of the date of Change in Control and the Award shall remain subject to time-based vesting until the end of the performance period set forth in the applicable Award agreement. If, however, a participant’s employment is terminated during the two-year period beginning on the date of the Change in Control for certain reasons, all the awards shall become fully vested as of the Termination Date. See Section 2(h) of the 2012 GSP for the definition of “Change in Control” and Section 2(cc) of the 2012 GSP for the definition of “Termination Date.”

Amendment of Award Agreements; Amendment and Termination of the Program.    Our HRCC may amend any award agreement at any time, provided that no such amendment may materially impair the right of any participant under any agreement without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

Termination or Suspension.    The Board may terminate, suspend or amend the 2012 GSP, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may materially impair the right of any participant under any outstanding award without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule. Notwithstanding the foregoing, there will be no amendment to the 2012 GSP or any award agreement that results in the repricing of stock options without stockholder approval.

Estimate of Benefits to Executive Officers and Directors.    Because the awards that will be made to the executive officers and directors pursuant to the 2012 GSP are within the discretion of our HRCC, it is not possible to determine the benefits that will be received by executive officers if the 2012 GSP is approved by the shareholders. The RSUs and PSUs granted for 2013 would not have changed if the 2012 GSP, as amended, had been in place for 2013.

Performance Criteria

Our HRCC in its discretion may provide that restricted stock, stock units or other stock-based awards granted under the 2012 GSP will be subject to the attainment of performance goals, including those that qualify the award as “performance-based compensation” under Section 162(m) of the Code. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating margin; (iv) operating income; (v) earnings per Share; (vi) book value per Share; (vii) net operating profit; (viii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profits or profitability, including of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) price per Share (including, but not limited to, growth measures and total shareholder return); (xv) market share; (xvi) revenues or sales; (xvii) expense targets; (xviii) cash flow (including, but not limited to, growth measures and total shareholder return); (xix) client satisfaction; (xx) working capital (including, but not limited to, working capital targets and change in working capital); (xxi) productivity ratios; and (xxii) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

The performance goals may be particular to one or more lines of business or subsidiaries or affiliates or may be based on the performance of the Company and its subsidiaries or affiliates as a whole. Our HRCC may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

The performance goals may be identical for all participants for a given performance period or, at the discretion of our HRCC, may differ among participants.

Federal Income Tax Implications of Participation in the 2012 GSP

The following is a summary of the federal income tax consequences of the Program. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Program. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options.    A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. We generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options.    A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and we generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Appreciation Rights.    A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Restricted Stock Awards/Units.    If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares pursuant to the settlement of stock units, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

83(b) Election.    If a participant who receives a restricted stock award makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, less the amount paid by the participant for the shares and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and we will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2013, about shares of our common stock that may be issued upon the vesting of restricted stock units and performance stock units and the exercise of options under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to the stockholders for approval.

	(a)		(b) (2)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	340,653	(1)	$33.79	1,360,306
Equity compensation plans not approved by stockholders	—		—	—
Total equity compensation plans	340,653		$33.79	1,360,306

(1)	Includes 270,455 restricted stock units, 61,321 performance stock units at their target levels and 8,877 options.

(2)	Reflects the exercise price of one stock option agreement for 8,877 shares that expires on March 6, 2018.

Resolution and Recommendation

The Board recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:

“RESOLVED, that adoption of the amendment to the 2012 GlobalShare Plan to increase the authorized shares for issuance under the 2012 GlobalShare Plan and the approval of the material terms of the performance goals that may be used in granting performance-based awards under the GSP as described in further detail in Item 3 in the Heidrick & Struggles International Inc. 2014 Proxy Statement be, and the same hereby is, ratified, confirmed and approved.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2012 GLOBALSHARE PROGRAM AND APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE GSP.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee of the Board of Directors is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls. The Audit and Finance Committee is presently comprised of four directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of the Company’s Director Independence Standards and the applicable Nasdaq Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in the SEC Rules. During 2013, the Audit and Finance Committee met ten times.

As part of its oversight of the Company’s financial statements, the Audit and Finance Committee reviews and discusses with both management and its independent registered public accounting firm, KPMG LLP, all annual and quarterly financial statements prior to their issuance. The Audit and Finance Committee reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls, as well as providing oversight of the Company’s risk management protocols.

The Audit and Finance Committee reviewed and discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB and approved by the SEC. The Audit and Finance Committee has also received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Accounting Oversight Board, regarding KPMG LLP’s communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG LLP the firm’s independence from the Company.

The Audit and Finance Committee’s meetings included, whenever appropriate, executive sessions with KPMG LLP and with the Company’s Internal Audit function which was outsourced to PWC in March 2013, in each case without the presence of management, to raise and discuss any issues they may have about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the Audit and Finance Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the Audit and Finance Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit and Finance Committee.

During 2013, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit and Finance Committee apprised of the Company’s progress at each regularly scheduled Audit and Finance Committee meeting. Management and KPMG LLP have each provided the Audit and Finance Committee with a report on the effectiveness of the Company’s internal controls. The Audit and Finance Committee has reviewed management’s and KPMG LLP’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2013.

Based on the above mentioned reviews and discussions with management and its independent registered public accounting firm, the undersigned Audit and Finance Committee members recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013. The Audit and Finance Committee has also appointed KPMG LLP as the Company’s independent registered public accounting firm for 2014.

THE AUDIT AND FINANCE COMMITTEE

John A. Fazio (Chair)

Jill Kanin-Lovers

Robert E. Knowling, Jr.

V. Paul Unruh

AUDIT FEES

The Audit and Finance Committee has established a policy governing the engagement of the Company’s independent auditors for audit and non-audit services. Under this policy, the Audit and Finance Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The Audit and Finance Committee has delegated the authority to evaluate and approve audit and permissible non-audit fees and engagements up to $100,000 to the Audit and Finance Committee Chair. In this event, the Chair then presents a summary of the fees and services to the Committee at its next meeting. The independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the SEC Rules or the rules of the Public Company Accounting Oversight Board. KPMG LLP did not perform any non-audit services in 2013.

At the beginning of each fiscal year, the Audit and Finance Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the Audit and Finance Committee pre-approves a list of specific audit related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit and Finance Committee with regular updates. The Audit and Finance Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit and Finance Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by KPMG LLP in 2013 were, and all services approved to be provided by KPMG LLP in 2014 will be, permissible under applicable laws and regulations.

Fee Category	2012	2013*
Audit Fees (1)	$2,295,449	$2,181,207
Audit-Related Fees (2)	$30,000	$30,000
Tax Fees (3)	—	—
All Other Fees	—	—

Total Fees	$2,325,449	$2,211,207

(1)	Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of the Company’s internal controls over financial reporting.

(2)	Fees for the audit of the Company’s 401(k) plan for the Plan years ended December 31, 2012 and 2011.

(3)	Fees for tax compliance services.

*	Subject to final Audit and Finance Committee approval.

ITEM 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2014, and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2013, and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2014.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or other applicable legal requirements. However, the Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. In the event stockholders fail to ratify the appointment, the Board may reconsider this appointment. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2014 FISCAL YEAR.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct (applicable to all executive officers and non-employee directors) and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC and Nasdaq Rules. Pursuant to its charter, the Nominating and Board Governance Committee of the Board—in consultation with the Audit and Finance Committee—reviews and approves related party transactions. Although the Company’s processes vary with the particular transaction or relationship, when such a transaction or relationship is identified, the Nominating and Board Governance Committee evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. In addition, it is the practice of the Nominating and Board Governance Committee, although not part of a written policy, to review each transaction specifically disclosed as a potential related party transaction in connection with its review of the proxy statement for the Annual Meeting of Stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

There were no transactions in 2013 that required approval under the Company’s policies and procedures or the rules and regulations of the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s officers and directors, and persons who own ten percent (10%) or more of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and persons holding ten percent (10%) or more of the outstanding shares of Company Common Stock are also required by SEC rules to furnish the Company with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, the Company believes that, during 2013, all forms required under Section 16(a) applicable to its officers, directors, and persons holding ten percent (10%) or more of the outstanding shares of Company Common Stock were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under the Company’s Amended and Restated Bylaws, no business may be brought before the 2015 Annual Meeting of Stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to the Company. The advance notice must contain certain information specified in the Company’s Amended and Restated Bylaws and be delivered to the Secretary at the Company’s principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303) no earlier than February 21, 2015 and no later than March 23, 2015. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement for the 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“SEC Rule 14a-8”).

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of the Company’s stockholders intended to be included in the proxy materials for the 2015 Annual Meeting of Stockholders must be received by the Secretary at the Company’s principal executive offices by December 15, 2014. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2015 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in the Company’s proxy materials for the 2015 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business the Company is aware of that is to be acted upon at the Annual Meeting. If, however, other matters should properly come before the Company at the Annual Meeting, the persons named in the proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,

Stephen W. Beard

Secretary

Chicago, Illinois

April 18, 2014

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Annex A

Heidrick & Struggles International, Inc.

Reconciliation of Net Income (Loss) and Operating Income (Loss) (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2013	2012
Revenue before reimbursements (net revenue)	$461,995	$443,777

Net income (loss)	$6,347	$6,240
Interest, net	175	(1,118)
Other, net	2,002	495
Provision for (benefit from) income taxes	7,041	14,022

Operating income (expense)	15,565	19,639
Adjustments
Salaries and employee benefits
Stock-based compensation expense	3,447	4,054
Senn Delaney retention awards	2,332	—
General and administrative expenses
Depreciation	10,443	9,958
Intangible amortization	5,832	648
Senn Delaney earnout accretion	2,082	—
Restructuring charges	—	810

Total adjustments	24,136	15,470

Adjusted EBITDA	$39,701	$35,109

Adjusted EBITDA Margin	8.6%	7.9%

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management also believes this information is useful for investors.

A-1

Annex B

AMENDED AND RESTATED 2012 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM

1.	PURPOSE OF THE PROGRAM

(a)	The purpose of the Program is to aid the Company and its Subsidiaries and Affiliates in securing and retaining members of the Board, and certain employees of, and independent contractors to, the Company, its Subsidiaries and Affiliates and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	DEFINITIONS

The following capitalized terms used in the Program have the respective meanings set forth in this Section:

(a)	ACT: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	AFFILIATE: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

(c)	AWARD: The grant of an Option, Stock Appreciation Right or Other Stock-Based Award pursuant to such terms, conditions, requirements and limitations as the Committee may establish in order to fulfill the objectives of the Program.

(d)	AWARD AGREEMENT: Either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	BENEFICIAL OWNER: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(f)	BOARD: The Board of Directors of the Company.

(g)	CAUSE: means (i) the willful and continued failure by the Participant to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability) or (ii) the willful engaging by the Participant in misconduct that is materially injurious to the Company, monetarily or otherwise.

(h)	CHANGE IN CONTROL: The occurrence of any of the following events:

(i)	any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)

during any period of 24 months, individuals who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or (iv) hereof, (B) a director nominated or proposed by any Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)	the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company (other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation and (B) after which no Person holds 30% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or its parent corporation);

(iv)	the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)	any other event occurs which the Board determines, in its discretion, to be a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Participant by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (x) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (y) individuals (which may or may not include the Participant) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (A) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (B) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

(i)	CODE: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(j)	COMMITTEE: The Human Resources and Compensation Committee of the Board.

(k)	COMPANY: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

(l)	DISABILITY: means (i) a physical or mental condition entitling the Company to terminate the Participant’s employment pursuant to an employment agreement between the Participant and the Company or (ii) in the absence of such a provision, a physical or mental incapacity of a Participant which would entitle the Participant to benefits under the long term disability plan maintained by the Company for its U.S. employees as in effect immediately prior to a Change in Control (regardless of whether the Participant is actually covered by such plan).

(m)	EFFECTIVE DATE: The date on which the Program takes effect, as defined pursuant to Section 21 of the Program.

(n)	FAIR MARKET VALUE: A price that is based on the opening, closing, actual, high, low, or average selling price of a Share as reported on the Nasdaq Stock Market ~~National Association of Securities~~

~~Dealers Automated Quotation System~~ (or such market in which such prices are regularly reported) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, as of any date, the per Share closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly reported). If no sale of Shares shall have been reported on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used.

(o)	GOOD REASON: means, without a Participant’s express written consent, the occurrence of any of the following events:

(i) a material diminution in the duties or responsibilities of the Participant;

(ii) a material reduction by the Company of the Participant’s base salary or annual bonus opportunity;

(iii) the failure by the Company to pay the Participant his or her current compensation, or any compensation deferred under any plan, agreement or arrangement of or with the Company, when such compensation is due; or

(iv) a change in the Participant’s principal work location to a location that is more than 50 miles from the Participant’s principal work location immediately prior to such change.

A Participant must deliver notice to the Company no later than 90 days following the occurrence of the circumstance that constitutes Good Reason. The Company shall be provided a 30-day period following the receipt of such notice to cure the circumstances that give rise to Good Reason. If, during the cure period, such circumstance is remedied, the Participant will not be permitted to terminate employment for Good Reason as a result of such circumstance. If, at the end of the cure period, the circumstance that constitutes Good Reason has not been remedied, the Participant will be entitled to terminate employment for Good Reason during the 30-day period that follows the end of the cure period. If the Participant does not terminate employment during such 30-day period, the Participant will not be permitted to terminate employment for Good Reason as a result of such event.

(p)	INCENTIVE STOCK OPTION: An Option granted pursuant to Section 7 of the Program that meets the requirements of Section 422(b) of the Code.

(q)	NON-QUALIFIED STOCK OPTION: An Option granted pursuant to Section 7 of the Program that is not an Incentive Stock Option.

(r)	OPTION: A stock option granted pursuant to Section 7 of the Program.

(s)	OPTION PRICE: The purchase price per Share of an Option, as determined pursuant to Section 7(b) of the Program.

(t)	OTHER STOCK-BASED AWARDS: Awards granted pursuant to Section 9 of the Program.

(u)	PARTICIPANT: An individual who is selected by the Committee to participate in the Program pursuant to Section 6 of the Program.

(v)	PERFORMANCE-BASED AWARDS: Certain Other Stock-Based Awards granted in accordance with Section 10 of the Program.

(w)	PERSON: As such term is defined in Section 3 of the Act or as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(x)	PRIOR PROGRAM: The 2007 Heidrick & Struggles GlobalShare Program, as amended May 26, 2011, and in effect immediately prior to the Effective Date.

(y)	PROGRAM: The 2012 Heidrick & Struggles GlobalShare Program, as it may be amended from time to time.

(z)	SHARE: A share of common stock, par value $0.01 per Share, of the Company.

(aa)	STOCK APPRECIATION RIGHT: A right granted pursuant to Section 8 of the Program.

(bb)	SUBSIDIARY: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(cc)	TERMINATION DATE: means the effective date of a Participant’s termination of employment.

3.	SHARES SUBJECT TO THE PROGRAM

(a)	TOTAL NUMBER OF SHARES. The total number of Shares authorized or reserved for issuance with respect to Awards granted under the Program on or after the Effective Date, subject to adjustments upon certain events described in Section 12 of the Program, shall be 2,000,000 Shares (consisting of a number of Shares not previously authorized for issuance under any plan, and the number of Shares not subject to Awards and remaining available for issuance under the Prior Program, as amended and restated as of April 2, 2012), plus any Shares subject to the 671,528 outstanding awards as of April 2, 2012 under the Prior Program that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). Such Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Program.

(b)	AVAILABLE SHARES. The issuance of Shares shall reduce the total number of Shares available under the Program. Shares subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Program. The number of Shares delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes, shall not be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of Shares that have been issued under the Program.

4.	AWARD LIMITATIONS

(a)	SHARE AWARD LIMITATIONS. The aggregate maximum number of Shares with respect to which Options and/or Stock Appreciation Rights may be granted under the Program during a calendar year to any Participant who is or may be a “covered employee” as defined in Section 162(m) of the Code shall be 200,000 (except that the maximum number of Shares with respect to which Options and/or Stock Appreciation Rights may be granted under the Program to such Participant during the calendar year in which such Participant begins employment with the Company, Subsidiary or Affiliate is 400,000).

(b)	PERFORMANCE-BASED AWARDS. The maximum number of Shares that may be used for Awards other than Stock Options and Stock Appreciation Rights that are intended to be “performance based” in accordance with Section 162(m) of the Code that may be granted during any calendar year to any Participant who is or may become a “covered employee” as defined in Section 162(m) of the Code shall be 200,000 (except that the number of Shares that may be used for such Awards that may be granted to such Participant during the calendar year in which the Participant begins employment with the Company, Subsidiary or Affiliate is 400,000).

(c)	INCENTIVE STOCK OPTIONS. The total number of Shares with respect to which Incentive Stock Options may be granted shall not exceed 1,300,000.

5.	ADMINISTRATION

The Program shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act and “outside directors” within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make any other determinations that it deems necessary or desirable for the administration of the Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Program, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

6.	ELIGIBILITY

Participants shall consist of (a) all members of the Board (including employee and non-employee directors), and (b) the employees of, and independent contractors to, the Company and its Subsidiaries and Affiliates who the Committee may designate in its sole discretion from time to time as eligible to be granted Awards under the Program. The Committee shall determine, in its sole discretion, the date as of which Awards will be granted to Participants and the number of Shares with respect to which Awards will be granted to each Participant.

7.	OPTIONS

Options granted under the Program shall be, as determined by the Committee, Non-Qualified Stock Options or Incentive Stock Options, as outlined and evidenced by the related Award agreements, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	TYPE OF OPTION. Options granted to non-employee directors or independent contractors shall be Non-Qualified Stock Options. Options granted under the Program to employees shall be Non-Qualified Stock Options, unless otherwise expressly provided at the time of grant.

(b)	OPTION PRICE. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

(c)	EXERCISABILITY. Options granted under the Program shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, provided that each Option shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Option shall become exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion). In no event shall an Option granted under the Program be exercisable more than 10 years after the date it is granted.

(d)	EXERCISE OF OPTIONS. Except as otherwise provided in the Program or in an Award agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (i) the date payment is received by the Company under (A), (B) or (C) below, or (ii) the date irrevocable instructions are delivered to a broker for sale of such Shares, in accordance with (D) below. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise, in one or more of the following alternatives as made available by the Committee in its sole discretion: (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (E) by directing the Company to withhold such number of Shares otherwise issuable in connection with the exercise of the Option having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Program.

(e)	NO RELOAD OPTIONS PERMITTED. No grant of an Option shall include a “reload” Option, pursuant to which a Participant who exercises an Option and satisfies all or part of the Option Price with Shares acquired upon exercise of the Option is granted an additional Option to acquire the same number of Shares as is used by the Participant to pay for the original Option.

(f)	INCENTIVE STOCK OPTIONS. In addition to the foregoing, each Incentive Stock Option shall be subject to the following specific rules:

(i)	The aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Incentive Stock Option which first becomes exercisable in any calendar year exceeds the limitation of this Section 7(f), so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Non-Qualified Stock Option; but in all other respects, the original Award agreement shall remain in full force and effect.

(ii)	Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or Subsidiaries): (A) the purchase price of each Share subject to the Incentive Stock Option shall be not less than 110% of the Fair Market Value of the Shares on the date the Incentive Stock Option is granted; and (B) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall expire, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

8.	STOCK APPRECIATION RIGHTS

The Committee also may grant a Stock Appreciation Right independent of an Option, as outlined and evidenced by the related Award agreement, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	TERMS AND CONDITIONS. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right shall entitle a Participant upon exercise to an amount equal to (i) the Fair Market Value on the exercise date of one Share minus the exercise price of the Stock Appreciation Right, times (ii) the number of Shares covered by the Stock Appreciation Right. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made to the Participant in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(b)	EXERCISABILITY. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, provided that each Stock Appreciation Right shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Stock Appreciation Right shall become exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion). In no event shall a Stock Appreciation Right granted under the Program be exercisable more than 10 years after the date it is granted.

9.	OTHER STOCK-BASED AWARDS

The Committee, in its sole discretion, may grant Awards of Shares, including restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”) as outlined and evidenced by the related Award agreement and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	TERMS AND CONDITIONS. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

(b)	LIMITATIONS.

(i)	The Committee may impose, in its discretion, vesting as it may deem fit, provided that (i) Other Stock-Based Awards which are conditioned on continued service or the occurrence of an event shall become vested or exercisable not earlier than (A) 100% on the third anniversary of the date of grant, or (B) 33% on each of the three succeeding anniversaries of the date of grant, and (ii) Other Stock-Based Awards which are conditioned solely or in part on the attainment of performance objectives shall become vested or exercisable not earlier than the first anniversary of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Other Stock-Based Awards shall become vested or exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion).

(ii)	With respect to stockholder rights:

(A)	Except as provided in this subsection (b)(ii)(A) and unless otherwise provided in Award Agreement, a Participant receiving an Other Stock-Based Award that consists of Shares shall thereupon be a stockholder with respect to all of the Shares subject to the Award and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. Notwithstanding the preceding sentence, in the case of an Award that provides for the right to receive dividends or distributions: (I) if such Award is conditioned solely or in part on the attainment of performance objectives, the Company shall accumulate and hold such dividends or distributions, and (II) in the case of all other such Awards, the Committee shall have the discretion to cause the Company to accumulate and hold such dividends or distribution. In either case, the accumulated dividends or other distributions shall be paid to the Participant only upon the vesting of the Award, and any such dividends or distributions attributable to the portion of an Award that does not vest shall be forfeited.

(B)

A Participant receiving an Other Stock-Based Award that does not consist of actual Shares shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any such Award prior to the date it vests and is settled in Shares. An agreement may provide that, until the Award is settled in Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Award held by the Participant as of the related record date been actual Shares. Notwithstanding the preceding sentence, in the case of an Award that provides for the right to receive amounts related to dividends or distributions: (I) if such Award is conditioned solely or in part on the attainment of performance objectives, the Company shall accumulate and hold such amounts, and (II) in the case of all other such Awards, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. In either such case, the accumulated amounts shall be paid to the Participant only upon the vesting of the Award and any such amounts attributable to the portion of the Award that does not vest shall be forfeited.

10.	PERFORMANCE-BASED AWARDS

Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under Section 9 may be granted on the basis of performance of the Company (“Performance-Based Awards”), and designated as Performance-Based Awards; provided, however, that the Committee may grant other Awards that are not intended to be Performance-Based Awards (even though such Awards are subject to the attainment of specified performance goals) and not designated as such. A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period.

(a)

PERFORMANCE MEASURES.    The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating margin; (iv) operating income; (v) earnings per Share; (vi) book value per Share; (vii) net operating profit; (viii) return measures (including, but not limited to , return on assets, capital, invested capital, equity, sales or revenue); (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profits or profitability, including of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) price per Share (including, but not limited to, growth measures and total shareholder return); (xv) market share; (xvi) revenues or sales; (xvii) expense targets; (xviii) cash flow (including, but not limited to, growth measures and total shareholder return); (xix) client satisfaction; (xx) working capital (including, but not limited to, working capital targets and change in working capital); (xxi) productivity ratios; and (xxii) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

(b)	PERFORMANCE MEASUREMENT. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(c)	EXCLUSION OF CERTAIN ITEMS. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in ASC 225-10, Income Statement—Extraordinary and Unusual Items, ASC 225-20, Income Statement—Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards intended to qualify as Performance-Based Awards, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(d)	ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(e)	EVALUATION OF PERFORMANCE. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

11.	TAX WITHHOLDING

A Participant shall pay to the Company an amount equal to the taxes required by any government to be withheld or otherwise deducted and paid by the Company as a result of the exercise by the Participant of any Award or the delivery to the Participant of any cash or Shares pursuant to any Award. Shares shall not be delivered to the Participant until such time as such payment has been made. The Committee may, in its discretion, permit the Participant to pay all or a portion of the withholding taxes in one or more of the following alternatives: (a) in cash, (b) in Shares having a Fair Market Value equal to the amount required to be withheld, (c) partly in cash and partly in such Shares, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount required to be withheld, or (e) by directing the Company to withhold such number of Shares otherwise issuable in connection with the Award having a Fair Market Value equal to the amount required to be withheld. However, in no event will the amount of Shares withheld exceed the amount necessary to satisfy the required minimum statutory withholding. The Company may also withhold any such withholding taxes from any cash payments made hereunder.

12.	ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Program to the contrary, the following provisions shall apply to all Awards granted under the Program:

(a)	GENERALLY. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend (including any special cash dividend) or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or in the event any of the foregoing events or any similar event affects the Company, any Affiliate or any business unit, or the financial statements of the Company or any Affiliate or the bases for the computation of any Award, the Committee in its sole discretion and without liability to any Person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Program or pursuant to outstanding Awards, (ii) the limits on Awards set forth in Sections 3 and 4 hereof, (iii) the Option Price and/or (iv) any other affected terms of such Awards (including, without limitation, the amount payable thereunder or any performance objectives set with respect thereto).

(b)

CHANGE IN CONTROL.    Notwithstanding anything herein to the contrary, the Committee in its sole discretion and without liability to any Person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (x) the payment of a cash amount in exchange for the cancellation of an Award and/or (y) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the time of the Change in Control. Any such determination by the Committee shall be final and binding upon the Company and all Participants.

Unless the Committee determines otherwise and except as otherwise provided in an Award agreement, upon a Change in Control if the Awards are Assumed (as defined below) by the entity effecting the Change in Control (or a successor or parent corporation), (x) all Awards granted to a Participant shall continue to become vested, exercisable and non-forfeitable pursuant to the terms of the applicable Award Agreement, and (y) for all Awards that vest based on the satisfaction of performance criteria, the performance-criteria will be deemed to be satisfied at the higher of the target level or the actual performance level as of the date of the Change in Control and the Award shall remain subject to time-based vesting until the end of the performance period set forth in the applicable Award Agreement. Notwithstanding the foregoing, if a Participant’s employment is terminated during the two-year period beginning on the date of a Change in Control and such termination is due to (1) a termination by the Company without Cause or (2) a voluntary termination by the Participant due to the existence of Good Reason, then the following shall occur:

(i)	With respect to Awards that vest based on the passage of time, such awards shall become fully vested, exercisable, and non-forfeitable as of the Termination Date; and

(ii)	With respect to Awards that vested based on the satisfaction of performance criteria, the fixed number of Awards as determined above shall become fully vested, exercisable and non-forfeitable as of the Termination Date.

Awards will be considered assumed (“Assumed”) if the following conditions are met (1) the Awards are converted into replacement awards in a manner that complies with Section 409A of the Code; (2) the replacement award contains provisions for scheduled vesting and treatment on termination of employment that are no less favorable to the Participant than those in this Program or the applicable Award Agreement, and all other terms of the replacement award (other than the security, the number of shares represented by the replacement award, and the exercise price of the replacement award, if applicable) are substantially similar to those in this Program and the applicable Award Agreement; and (3) the security represented by the replacement award is of a class that is publicly held and widely traded on an established stock exchange.

13.	CERTAIN SECURITIES AND TAX LAW MATTERS

(a)	SECURITIES LAWS.

(i)	The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (or any successor statute) of any Shares to be issued hereunder or to effect similar compliance under the laws of any state or other jurisdiction. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Program unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(ii)

The exercise of an Option or the grant or settlement of an Award shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise, grant or settlement is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option or the grant or settlement of an Award in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the grant or settlement of an Award. During the period that the effectiveness of the exercise of an Option or the grant or settlement of an Award has been deferred, the Participant may, by written notice, withdraw an Option exercise and obtain the refund or any amount paid with respect thereto.

(b)	SECTION 162(M). The Committee may modify the terms of any Award (including by means of accelerated or deferred payouts) relating to compensation that does not constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code or otherwise does not qualify for an exemption from Section 162(m) of the Code in order to permit the deductibility of such compensation under Section 162(m) of the Code by the Company.

(c)	DEFERRAL OF AWARDS. With respect to any Award that is subject to Section 409A of the Code, the Committee, in its discretion, may defer the payment of any such Award to the extent it determines that such deferral is necessary in order to avoid a limitation on the deduction of that Award under Section 162(m) of the Code. Any Award deferred under the preceding sentence shall be paid upon the earlier of (i) the first year in which the Company reasonably anticipates that payment of such Award would not result in a limitation of a deduction with respect to such Award under Section 162(m) of the Code, or (ii) the year in which the Participant’s employment with the Company or any Subsidiary or Affiliate is terminated.

14.	NO RIGHT TO CONTINUED RELATIONSHIP; NO OBLIGATION OF UNIFORM TREATMENT

The granting of an Award under the Program shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the employment of or relationship between it and any Participant and shall not lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment of or its relationship with such Participant. No Participant, officer, employee or director shall have any claim to be granted any Award under the Program, and there is no obligation for uniformity of treatment of Participants or any other Persons.

15.	COMPENSATION RECOVERY

Any award issued under this Program will be subject to any clawback policy developed by the Board of Directors or the Committee that is consistent with applicable law.

16.	SUCCESSORS AND ASSIGNS

The Program shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17.	NO FRACTIONAL SHARES

No fractional Shares shall be issued or delivered pursuant to this Program or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.	NONTRANSFERABILITY OF AWARDS

Except to the extent provided by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any Awards exercisable or Shares deliverable after a Participant’s death shall be exercisable by or delivered to a beneficiary as designated in writing by the Participant. If no beneficiary is so designated, such Award shall be exercisable by or such Shares will be delivered to the Participant’s estate. The Participant may change his or her designated beneficiary under this Program by filing with the Committee written notice of such change.

19.	AMENDMENT OR TERMINATION

(a)	AMENDMENT OR TERMINATION OF PROGRAM. The Board may amend, alter or discontinue the Program, without the approval of the stockholders of the Company, unless (i) such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed or (ii) the amendment would result in an increase in the number of Shares available for issuance under the Program, an expansion of the types of Awards under the Program, or a decrease in or a waiver of the minimum vesting and exercisability limitations applicable to Awards. No amendment or termination of the Program shall, without the consent of a Participant, materially impair the rights of any Participant under any Award granted to such Participant under the Program, unless necessary to meet the requirements of any applicable law, regulation or rule of any stock exchange on which the Shares are listed. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 12(b) of the Program after the occurrence of a Change in Control.

(b)	AMENDMENT OF AWARD AGREEMENTS. The Committee shall have the authority to amend any Award agreement at any time; provided that no such amendment shall materially impair the rights of any Participant under any Award agreement, unless necessary to meet the requirements of any applicable law, regulation or rules of any stock exchange on which the Shares are listed.

(c)	NO REPRICING OF OPTIONS OR STOCK APPRECIATION RIGHTS. Notwithstanding the foregoing, there shall be no amendment to the Program or any Award agreement that results in the repricing of Options or Stock Appreciation Rights without prior approval of the stockholders of the Company. For this purpose, repricing includes a reduction in the exercise price of an Option or the cancellation of an Option or Stock Appreciation Right in exchange for cash, Options or Stock Appreciation Rights with an exercise price less than the exercise price of the cancelled Option or Stock Appreciation Right, other Awards or any other consideration provided by the Company.

20.	INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Program or Award agreements with respect to such Participants in order to conform such terms with the requirements of local law.

21.	COMPLIANCE WITH CODE SECTION 409A

Unless otherwise provided by the Committee, to the extent that the Committee determines that any Award granted under the Program is subject to Section 409A of the Code, the applicable Award agreements shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Program and Award agreements shall be interpreted and construed in compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

22.	NO REPRESENTATIONS OR WARRANTIES REGARDING TAX EFFECT

Notwithstanding any provision of the Program to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Program including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

23.	UNFUNDED PROGRAM

Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Program. Nothing contained in this Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Program, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Program.

24.	INDEMNIFICATION

Subject to requirements of Illinois law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with this Program, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

25.	CHOICE OF LAW

The Program shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

26.	EFFECTIVE DATE AND TERM OF PROGRAM

(a)	EFFECTIVE DATE. The Program has been adopted by the Board, and is effective as of May 24, 2012, subject to the approval of the Program by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 24, 2012 and any adjournment or postponement thereof.

(b)	No new Awards may be granted under the Program after the tenth anniversary of the Effective Date as described in Section 26(a) hereof, although Awards granted prior to such date may extend beyond that date. Awards granted prior to the Effective Date shall continue to be subject to the terms and conditions of the Program as applicable and as in effect prior to the tenth anniversary of the Effective Date.

(c)	No new Awards may be granted under the Prior Program after the Effective Date as described in Section 26(a) hereof, although Awards granted and outstanding under the Prior Program as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Program as applicable and in effect prior to the Effective Date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                    ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY     WHEN    SIGNED    AND    DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees
01	Robert E. Knowling, Jr. 02 V. Paul Unruh			03	Tracy R. Wolstencroft

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2	Advisory vote to approve executive compensation.							☐	☐	☐

3	Approval of Amendment to the 2012 Global Share Program.							☐	☐	☐

4	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
SHARES CUSIP # SEQUENCE #

JOB #
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Annual Meeting of Stockholders

May 22, 2014 9:00 AM Eastern Daylight Time

Law Offices of Simpson Thatcher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen W. Beard and Cynthia Lance, or each of them, as Proxies, with full power of substitution, to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record as of April 1, 2014, at the Annual Meeting of Stockholders to be held on May 22, 2014, or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” Proposals (1), (2), (3) and (4) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Unless otherwise specified, in order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. Eastern time on May 21, 2014.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side